                                                                  Exhibit 1(b)


                                                                Execution Copy








                          AGREEMENT AND PLAN OF MERGER





                                  BY AND AMONG





                     THE PNC FINANCIAL SERVICES GROUP, INC.,



                                PNC BANCORP INC.


                                       AND



                             UNITED NATIONAL BANCORP



                           DATED AS OF AUGUST 21, 2003





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                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       -----
ARTICLE I THE MERGER.....................................................................................2

   SECTION 1.1          The Merger.......................................................................2
   SECTION 1.2          Closing..........................................................................2
   SECTION 1.3          Effective Time...................................................................2
   SECTION 1.4          Effects of the Merger............................................................2
   SECTION 1.5          Certificate of Incorporation and By-laws of the Surviving Corporation............2
   SECTION 1.6          Directors and Officers...........................................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES.................................................................................3

   SECTION 2.1          Effect on Capital Stock..........................................................3
   SECTION 2.2          Proration........................................................................6
   SECTION 2.3          Company Stock Options............................................................7
   SECTION 2.4          Election and Exchange Procedures.................................................7
   SECTION 2.5          Certain Adjustments.............................................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES..............................................................13

   SECTION 3.1          Representations and Warranties of the Company...................................13
   SECTION 3.2          Representations and Warranties of Parent........................................40

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS....................................................49

   SECTION 4.1          Conduct of Business by the Company..............................................49
   SECTION 4.2          Advice of Changes...............................................................54
   SECTION 4.3          No Solicitation by the Company..................................................54
   SECTION 4.4          Transition......................................................................56
   SECTION 4.5          No Fundamental Changes in the Conduct of Business by Parent.....................56

ARTICLE V ADDITIONAL AGREEMENTS.........................................................................57

   SECTION 5.1          Preparation of the Form S-4, Proxy Statement; Shareholders Meeting..............57
   SECTION 5.2          Access to Information; Confidentiality..........................................59
   SECTION 5.3          Reasonable Best Efforts.........................................................60
   SECTION 5.4          Rule 16b-3 Actions..............................................................61
   SECTION 5.5          Indemnification, Exculpation and Insurance......................................61
   SECTION 5.6          Fees and Expenses...............................................................62
   SECTION 5.7          Public Announcements............................................................62
   SECTION 5.8          Affiliates......................................................................62
   SECTION 5.9          Stock Exchange Listing..........................................................63
   SECTION 5.10         Shareholder Litigation..........................................................63

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

   SECTION 5.11         Standstill Agreements; Confidentiality Agreements...............................63
   SECTION 5.12         Employee Benefits...............................................................63
   SECTION 5.13         Tax Matters.....................................................................66
   SECTION 5.14         Advisory Board of Parent........................................................66

ARTICLE VI CONDITIONS PRECEDENT.........................................................................66

   SECTION 6.1          Conditions to Each Party's Obligation to Effect the Merger......................66
   SECTION 6.2          Conditions to Obligations of Parent.............................................67
   SECTION 6.3          Conditions to Obligations of the Company........................................68
   SECTION 6.4          Frustration of Closing Conditions...............................................69

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................................................69

   SECTION 7.1          Termination.....................................................................69
   SECTION 7.2          Effect of Termination...........................................................71
   SECTION 7.3          Amendment.......................................................................72
   SECTION 7.4          Extension; Waiver...............................................................72

ARTICLE VIII GENERAL PROVISIONS.........................................................................73

   SECTION 8.1          Nonsurvival of Representations and Warranties...................................73
   SECTION 8.2          Notices.........................................................................73
   SECTION 8.3          Definitions.....................................................................74
   SECTION 8.4          Interpretation..................................................................76
   SECTION 8.5          Counterparts....................................................................76
   SECTION 8.6          Entire Agreement; No Third-Party Beneficiaries..................................77
   SECTION 8.7          Governing Law...................................................................77
   SECTION 8.8          Assignment......................................................................77
   SECTION 8.9          Consent to Jurisdiction.........................................................77
   SECTION 8.10         Headings........................................................................77
   SECTION 8.11         Severability....................................................................77
   SECTION 8.12         Enforcement.....................................................................77


                                                              ii



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                             INDEX OF DEFINED TERMS

Term                                                                                                  Page
----                                                                                                  ----

Affiliate...............................................................................................74
Aggregate Cash Amount....................................................................................4
Aggregate Company Share Amount...........................................................................4
Aggregate Parent Share Amount............................................................................4
Agreement................................................................................................1
Bank....................................................................................................13
Bank Combination........................................................................................61
BHCAct..................................................................................................17
Cash Consideration.......................................................................................3
Cash Election............................................................................................3
Cash Election Shares.....................................................................................3
Certificate of Merger....................................................................................2
Change in the Company Recommendation....................................................................54
Closing..................................................................................................2
Closing Date.............................................................................................2
Closing Parent Share Value...............................................................................5
Closing Transaction Value................................................................................5
Code.....................................................................................................1
Company..................................................................................................1
Company Acquisition Agreement...........................................................................71
Company Common Stock.....................................................................................1
Company DCP.............................................................................................65
Company Disclosure Schedule.............................................................................13
Company ERISA Affiliate.................................................................................28
Company Filed SEC Documents.............................................................................17
Company Material Contracts..............................................................................19
Company Permit Liens....................................................................................14
Company Plans...........................................................................................28
Company Preferred Stock.................................................................................14
Company Recommendation..................................................................................58
Company Regulatory Agreement............................................................................22
Company REIT............................................................................................27
Company Rights Agreement.................................................................................1
Company SEC Documents...................................................................................17
Company Series A Preferred Stock........................................................................14
Company Shareholder Approval............................................................................35
Company Shareholder Meeting..............................................................................8
Company Stock Certificates...............................................................................8
Company Stock Options...................................................................................15
Company Stock Plans.....................................................................................15
Company Takeover Proposal...............................................................................54
Company Title IV Plans..................................................................................28


                                                             iii



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

Continuing Employees....................................................................................63
Conversion Date.........................................................................................65
Credit Facility.........................................................................................51
Derivative Transactions.................................................................................36
Determination Date......................................................................................75
Determination Date Value................................................................................75
DGCL.....................................................................................................1
Disclosing Party........................................................................................60
Effective Time...........................................................................................2
Election.................................................................................................7
Election Deadline........................................................................................8
Employee................................................................................................19
Environmental Claims....................................................................................32
ERISA...................................................................................................28
Excess Option Shares.....................................................................................4
Exchange Act............................................................................................15
Exchange Agent...........................................................................................8
Exchange Fund............................................................................................9
Exchange Ratio...........................................................................................5
Exchangeable Shares......................................................................................5
Executive Officers......................................................................................75
Federal Reserve.........................................................................................17
Final Parent Share Value.................................................................................6
Finance Laws............................................................................................24
Form of Election.........................................................................................8
Form S-4................................................................................................17
GAAP....................................................................................................18
Governmental Entity.....................................................................................17
Holder...................................................................................................7
Indebtedness............................................................................................20
Indemnified Parties.....................................................................................62
Index Price.............................................................................................75
Index Ratio.............................................................................................71
Initial Value...........................................................................................75
Instruments of Indebtedness.............................................................................18
Intellectual Property...................................................................................33
IRS.....................................................................................................26
Key Employee............................................................................................20
knowledge...............................................................................................75
Leased Properties.......................................................................................39
Leases..................................................................................................38
Letter of Transmittal...................................................................................11
Liens...................................................................................................14
Loans...................................................................................................37
Major Company Shareholder...............................................................................15
Material Adverse Change or Material Adverse Effect......................................................75
Merger...................................................................................................1

                                                              iv


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

Merger Agreement.........................................................................................1
Merger Consideration.....................................................................................5
Merger Sub...............................................................................................1
New Jersey Banking Department...........................................................................17
NJBCA....................................................................................................1
Non-Election Shares......................................................................................4
NYSE.....................................................................................................5
OCC.....................................................................................................17
Other Company Documents.................................................................................22
Other Parent Documents..................................................................................48
Owned Properties........................................................................................38
Parent...................................................................................................1
Parent Adjustment Event.................................................................................12
Parent Advisory Board...................................................................................66
Parent Authorized Preferred Stock.......................................................................41
Parent Average Price....................................................................................76
Parent Common Stock......................................................................................3
Parent Convertible Securities...........................................................................42
Parent DCP..............................................................................................65
Parent Disclosure Schedule..............................................................................40
Parent ERISA Affiliate..................................................................................46
Parent Permits..........................................................................................47
Parent Plans............................................................................................45
Parent Ratio............................................................................................71
Parent Regulatory Agreement.............................................................................47
Parent Rights Agreement..................................................................................3
Parent SEC Documents....................................................................................43
Parent Series A Preferred Stock.........................................................................41
Parent Series B Preferred Stock.........................................................................41
Parent Series C Preferred Stock.........................................................................41
Parent Series D Preferred Stock.........................................................................41
Parent Series E Preferred Stock.........................................................................41
Parent Series F Preferred Stock.........................................................................41
Parent Series G Preferred Stock.........................................................................41
Parent Stock Certificate................................................................................10
Parent Stock Options....................................................................................42
Parent Stock Plans......................................................................................41
Parent Title IV Plans...................................................................................45
PBGC....................................................................................................30
Peer Equivalent Value...................................................................................76
Per Share Amount.........................................................................................5
Permits.................................................................................................21
Person..................................................................................................76
Policies, Practices and Procedures......................................................................37
Pre-Termination Takeover Proposal Event.................................................................72
Proxy Statement.........................................................................................17
Receiving Party.........................................................................................59


                                                              v



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


REIT Preferred Stock....................................................................................14
Representatives.........................................................................................59
Requisite Regulatory Approvals..........................................................................67
Restraints..............................................................................................67
SEC.....................................................................................................75
SERP....................................................................................................66
Securities Act..........................................................................................17
Share Adjustment Amount..................................................................................5
Shortfall Number.........................................................................................6
Software................................................................................................33
Stock Consideration......................................................................................3
Stock Conversion Number..................................................................................6
Stock Election...........................................................................................3
Stock Election Number....................................................................................6
Stock Election Shares....................................................................................3
Subsidiary..............................................................................................76
Surviving Corporation....................................................................................2
Tax.....................................................................................................27
Tax Return..............................................................................................28
Taxes...................................................................................................27
Third Party Leases......................................................................................39
United States...........................................................................................14
Unlawful Gains..........................................................................................24
Wachtell, Lipton.........................................................................................2


                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 21, 2003, by and among The PNC Financial Services Group, Inc., a Pennsylvania corporation ("Parent"), United National Bancorp, a New Jersey corporation (the "Company"), and PNC Bancorp Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, each of Parent, Merger Sub and the Company desire to enter into a transaction whereby the Company will merge with and into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $1.25 per share, of the Company (together with the rights attached thereto issued pursuant to that certain Shareholder Rights Plan, dated November 1, 2001, as amended, supplemented, restated or replaced from time to time, between the Company and Registrar and Transfer Company, as Rights Agent (the "Company Rights Agreement"), "Company Common Stock"), will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(d));

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the Merger (as defined below) in accordance with the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania, the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), as applicable, and determined that the Merger is advisable, and Parent has adopted this Agreement and the Merger as the parent and sole shareholder of Merger Sub;

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Company are entering into Employment, Non-Compete and Retention Agreements with Thomas C. Gregor, Warren R. Gerleit, Alfred J. Soles, Richard G. Tappen, Raymond C. Kenwell, John J. Cannon, Joanne F. Herb, Richard Minette and A. Richard Abrahamian; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA and the DGCL, the Company shall be merged with and into Merger Sub at the Effective Time. Following the Effective Time, Merger Sub shall be the surviving corporation (the "Surviving Corporation"), and shall remain a wholly owned subsidiary of Parent and shall succeed to and assume all of the rights and obligations of the Company in accordance with Section 10-6 of the NJBCA.

                  SECTION 1.2 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 4:00 p.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto; provided, however, that unless otherwise determined by Parent and the Company, the Closing Date shall not occur prior to January 2, 2004. The Closing will be held at the offices of Wachtell, Lipton, Rosen & Katz ("Wachtell, Lipton"), 51 West 52nd Street, New York, New York 10019 or at such other location as is agreed to by the parties hereto.

                  SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in accordance with the NJBCA and the DGCL (the "Certificate of Merger") and shall make all other filings or recordings required under the DGCL and the NJBCA to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 10-6 of the NJBCA.

                  SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.6 Directors and Officers. The directors of Merger Sub shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The officers of Merger Sub shall, from and after the Effective Time, become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

                  SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                      (a) Capital Stock of Merger Sub. Each issued and outstanding share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

                      (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                      (c) Conversion of Company Common Stock. Subject to the provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired pursuant to Section 2.1(b) hereof) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in
Section 2.4 below and subject to Sections 2.2 and 2.5, into the right to receive the following, without interest:

                          (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "Cash Election"), the right to receive in cash from Parent an amount equal to the Per Share Amount (as defined in Section 2.1(d)) (the "Cash Consideration") (collectively, "Cash Election Shares");

                          (ii) for each share of Company Common Stock with respect to which an election to receive common stock, par value $5.00 per share, of Parent (together with the rights attached thereto issued pursuant to that certain Rights Agreement, dated May 15, 2000, as amended, as it may be further amended, supplemented, restated or replaced from time to time (the "Parent Rights Agreement"), between Parent and Computershare Investor Services, LLC, as Rights Agent ("Parent Common Stock") has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "Stock Election"), the right to receive from Parent the fraction of a share of Parent Common Stock as is equal to the Exchange Ratio (as defined in Section 2.1(d)) (the "Stock Consideration") (collectively, the "Stock Election Shares"); and

                          (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost, pursuant to Section 2.4 (collectively, "Non-Election Shares"), the right to receive from Parent such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.2(b).

                  Each share of Company Common Stock owned by Parent or a Subsidiary (as defined under Section 8.3) of Parent or of the Company shall be converted pursuant to the Merger as provided in Section 2.1(c) and Section 2.2. Notwithstanding Section 2.1(c) and Section 2.2, each share of Company Common Stock owned by Parent or a Subsidiary of Parent or the Company shall be converted into Parent Common Stock (as defined below).

                      (d) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                          (i) "Aggregate Cash Amount" means, subject to Section 2.1(e), 50% of the product of (x) the Aggregate Company Share Amount (as defined in this Section 2.1(d)) less the number of shares of Company Common Stock cancelled pursuant to Section 2.1(b) hereof (but excluding from such reduction the 2,180,223 treasury shares as of August 20, 2003) and (y) $34.00; provided, however, that if, at the Effective Time, the aggregate number of shares of Company Common Stock issuable upon exercise of then outstanding Company Stock Options (as defined under Section 3.1(c)) exceeds the difference between (A) 774,015 less (B) the aggregate number of shares of Company Common Stock issued upon exercise of Company Stock Options after August 20, 2003 and prior to the Effective Time (such excess being referred to herein as the "Excess Option Shares"), then the "Aggregate Cash Amount" shall be reduced by the product of (A) the Excess Option Shares and (B) an amount equal to the excess of $34.00 over the weighted average exercise price of the Excess Stock Options at the Effective Time.

                          (ii) "Aggregate Company Share Amount" shall equal 18,822,954 shares of Company Common Stock; provided, however, that the Aggregate Company Share Amount shall be increased by virtue of the issuance of any shares of Company Common Stock upon the exercise from and after August 20, 2003 and prior to the Effective Time of Company Stock Options outstanding on August 20, 2003.

                          (iii) "Aggregate Parent Share Amount" shall, subject to Section 2.1(e) and Section 7.1(f), be equal to 6,551,806 shares of Parent Common Stock; provided, however, that the "Aggregate Parent Share Amount" shall be increased by virtue of the issuance of any shares of Company Common Stock upon the exercise from and after August 20, 2003 and prior to the Effective Time of Company Stock Options outstanding on August 20, 2003 and shall be decreased in the event any shares of Company Common Stock are cancelled pursuant to Section 2.1(b) hereof, other than the 2,180,223 treasury shares as of August 20, 2003, in each case on a basis of 0.348 additional shares of Parent

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        Common Stock for each share of Company Common Stock so issued or cancelled.

                          (iv) "Closing Parent Share Value" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the New York Stock Exchange (the "NYSE") Composite Tape for the five consecutive trading days immediately preceding but not including the trading day prior to the Closing Date.

                          (v) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Parent Share Amount by the Closing Parent Share Value.

                          (vi) "Exchange Ratio" means that fraction of a share of Parent Common Stock as shall be obtained by dividing the Per Share Amount by the Closing Parent Share Value.

                          (vii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, rounded to the nearest one-thousandth of a share.

                          (viii) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

                  The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

                     (e) Adjustments to Preserve Tax Treatment.

                          (i) In the event that the quotient obtained by dividing (x) the product of (i) the Aggregate Parent Share Amount and
        (ii) the Final Parent Share Value by (y) the sum of the Aggregate Cash Amount and the product of (i) the Aggregate Parent Share Amount and (ii) the Final Parent Share Value is less than 0.425, the Aggregate Parent Share Amount shall be increased by the Share Adjustment Amount (as defined in this Section 2.1(e)) and the Aggregate Cash Amount shall be decreased by the product of (x) the Final Parent Share Value and (y) the Share Adjustment Amount, where the "Share Adjustment Amount" shall be equal to the quotient obtained by dividing (x) the difference obtained by subtracting (i) the product of (a) 0.425 and (b) the sum of the Aggregate Cash Amount and the product of (1) the Aggregate Parent Share Amount and (2) the Final Parent Share Value from (ii) the product of (a) the Aggregate Parent Share Amount and (b) the Final Parent Share Value by (y) the Final Parent Share Value.

                          (ii) In the event that the Aggregate Parent Share Amount and the Aggregate Cash Amount are adjusted as provided for in this Section 2.1(e), all references in this Agreement to the "Aggregate Parent Share

        Amount" and the "Aggregate Cash Amount" shall refer to the Aggregate Parent Share Amount and the Aggregate Cash Amount as adjusted in this Section 2.1(e).

                          (iii) For purposes of this Agreement, "Final Parent Share Value" means the arithmetic average of the high and low sales prices of Parent Common Stock reported on the NYSE Composite Transaction Tape on the date of the Effective Time.

                  SECTION 2.2       Proration.

                      (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be converted into Stock Consideration pursuant to Section 2.1(c) (the "Stock Conversion Number") shall be equal to the quotient obtained by dividing (x) the Aggregate Parent Share Amount by (y) the Exchange Ratio. All of the other shares of Company Common Stock shall be converted into Cash Consideration (in each case, excluding shares of Company Common Stock to be canceled as provided in Section 2.1(b) ).

                      (b) Within five business days after the Effective Time (as defined in Section 1.3), Parent shall cause the Exchange Agent (as defined in
Section 2.4) to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                          (i) If the aggregate number of shares of Company Common Stock with respect to which Stock Elections shall have been made (the "Stock Election Number") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

                          (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                          (A) If the Shortfall Number is less than or equal to
                  the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                          (B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

                  SECTION 2.3 Company Stock Options. As of the Effective Time, each Company Stock Option representing a right to receive Company Common Stock upon exercise of such Company Stock Option outstanding at the Effective Time, whether or not exercisable or vested, shall be canceled and converted into the right to receive from Parent, subject to required withholding taxes, if any, cash in an amount equal to the excess, if any, of (x) the Cash Consideration over (y) the per share exercise price of such Company Stock Option for each share of Company Common Stock subject to such Company Stock Option. The Board of Directors of the Company has taken action pursuant to Article XII of the Company's 2001 Non-Employee Director Long Term Equity Plan, Article XIII of the Company's 2001 Officer Long-Term Equity Plan, Article I of the Company's Long-Term Stock Based Incentive Plan, and Article VIII of the Company's 1995 Stock Option Plan for Non-Employee Directors to provide for the termination of such plans as of the Effective Time and the payments contemplated by the preceding sentence of this Section 2.3.

                  SECTION 2.4 Election and Exchange Procedures. Each holder of record of shares of Company Common Stock ("Holder") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

                      (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.4 (herein called an "Election")
(x) the number of shares of Company Common Stock owned by such Holder with respect to which such

Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

                      (b) Parent shall prepare a form reasonably acceptable to the Company (the "Form of Election") which shall be mailed to the Company's shareholders entitled to vote at the meeting of the shareholders of the Company at which the shareholders of the Company consider and vote on this Agreement (the "Company Shareholders Meeting") so as to permit the Company's shareholders to exercise their right to make an Election prior to the Election Deadline.

                      (c) Parent shall make the Form of Election initially available at the time that the Proxy Statement (as defined herein) is made available to the shareholders of the Company, to such shareholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of the Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than twenty (20) days prior to the Election Deadline.

                      (d) Any Election shall have been made properly only if the Person (as defined under Section 8.3) authorized to receive Elections and to act as exchange agent under this Agreement, which Person shall be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement") entered into prior to Closing and reasonably acceptable to the Company, shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "Company Stock Certificates") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, "Election Deadline" means 5:00 p.m. on the date that is the day prior to the date of the Company Shareholder Meeting. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

                      (e) Any Company shareholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

                      (f) Any Company shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent or the Company that this Agreement has been terminated in accordance with Article VII.

                      (g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.1(j)(xx)) required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of Parent Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

                      (h) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. If after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

                      (i) At any time following the first anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to Holders of shares of Company Common Stock that was deposited with the Exchange Agent at the Effective Time (the "Exchange Fund") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Parent), and Holders shall be entitled to look only to the Parent (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of their Company

Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Parent nor the Exchange Agent shall be liable to any Holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                      (j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

                      (k) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection (l) below. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the Holder of a certificate for Parent Common Stock (a "Parent Stock Certificate") representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such Holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

                      (l) No Parent Stock Certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Parent shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent. In lieu of any such fractional shares, each Holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying
(A) the fractional share interest to which such Holder (after taking into account all shares of Company Common Stock held by such holder at the Effective
Time) would otherwise be entitled by (B) the Closing Parent Share Value. Notwithstanding any other provision contained in this Agreement, funds utilized to acquire fractional shares as aforesaid shall be furnished by Parent on a timely basis and shall in no event be derived from or diminish the Cash Consideration available for distribution as part of the Merger Consideration.

                      (m) Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Company Shareholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.4, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

                      (n) As soon as reasonably practicable following the Effective Time (and in any event within five business days following the Closing), Parent will deposit with the Exchange Agent (i) certificates representing the number of shares of Parent Common Stock sufficient to deliver in a timely manner, and the Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration, and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

                      (o) As soon as reasonably practicable, but no later than seven business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Stock Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not complete an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates) (the "Letter of Transmittal") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering the Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.4(k) and any dividends or distributions to which such holder is entitled pursuant to
Section 2.4(j).

                      (p) Upon surrender to the Exchange Agent of its Company Stock Certificate or Company Stock Certificates, accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal a Holder of Company Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it, subject to Sections 2.1 and 2.2) in respect of the shares of Company Common Stock represented by its Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.4(k) and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(l).

                  SECTION 2.5 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, a "Parent Adjustment Event"), the Exchange Ratio shall be proportionately adjusted so that each Holder of Company Common Stock shall receive at the Effective Time, in exchange for his Stock Election Shares and, if applicable, his Cash Election Shares and Non-Election Shares which have been converted into the right to receive the Stock Consideration pursuant to Section 2.2(b), such number of shares of Parent Common Stock as such Holder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such Parent Adjustment Event. In addition, if Parent enters into an agreement pursuant to which shares of Parent Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each holder of Company Common Stock shall be entitled to receive, in exchange for his Stock Election shares and, if applicable, his Cash Election Shares and Non-Election Shares which have been converted into the right to receive the Stock Consideration pursuant to Section 2.2(b), such number of shares or other securities or amount of obligations of such other corporation as such holder of Company Common Stock would have been entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent as follows:

                      (a) Organization, Standing and Corporate Power.

                          (i) Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (ii) The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents, as amended to date, of the Company and its Subsidiaries.

                          (iii) Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the minute books of the Company and its Subsidiaries, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by the shareholders of the Company and its Subsidiaries, the boards of directors of the Company and its Subsidiaries and all standing committees of the boards of directors of the Company and its Subsidiaries.

                      (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Schedule lists all the Subsidiaries of the Company, whether consolidated or unconsolidated. The issued and outstanding securities of UnitedTrust Bank (the "Bank") consists solely of 4,651,193 issued and outstanding shares of common stock, par value $2.50 per share. Except for the securities of the Bank identified above, the issued and outstanding securities of the Subsidiaries of the Company consist of such securities as are set forth in Section 3.1(b) of the Company Disclosure Schedule. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary: (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by the

Company (other than the preferred stock of the Company REIT (as defined in Section 3.1(j)(xviii)) (the "REIT Preferred Stock"), which is owned by the Persons and in the amounts set forth in Section 3.1(b) of the Company Disclosure Schedule), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), other than Company Permitted Liens (as defined in this Section 3.1(b)); and
(iii) other than Company Permitted Liens, are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted. Neither the Company nor any of its Subsidiaries conducts any operations outside of the United States (as defined in this Section 3.1(b)) nor conducts any operations that are subject to any regulatory oversight by Governmental Entities (as defined below in Section 3.1(d)) outside of the United States. Other than the Subsidiaries of the Company, the Company does not own or control, directly or indirectly, a 5% or greater equity interest in any corporation, company, association, partnership, joint venture or other entity. For purpose of this Section 3.1(b) (except as indicated) and elsewhere through this Agreement: (i) "Company Permitted Liens" shall mean (A) Liens described in
Section 3.1(b) of the Company Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP (as defined in Section 3.1(e)(ii)); (D) only in the case of Owned Properties or real property subject to a Lease, Liens consisting of zoning or planning restrictions, easements, permits, or any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or affect the current use of, such property; and (E) other than for purposes of Section 3.1(b), mechanics, workers', landlord's, materialmen's and other like Liens arising in the ordinary course of business consistent with past practice and with respect to non-material obligations which are not due or which are being contested in good faith; and (ii) "United States" shall mean the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

                      (c) Capital Structure. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.25 per share, of the Company ("Company Preferred Stock"), of which 162,000 shares have been designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"). As of August 20, 2003: (i) 18,822,954 shares of Company Common Stock were issued and outstanding, of which 3,500 shares are restricted shares of Company Common Stock issued pursuant to the Company Stock Plans (as defined in this Section 3.1(c));
(ii) 2,180,223 shares of Company Common Stock were held by the Company in its treasury and no shares of Company Common Stock were held by Subsidiaries of the Company; (iii) no shares of Company Preferred Stock were issued and outstanding;
(iv) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any Subsidiary of the Company; (v) 1,526,190 shares of Company Common Stock were reserved for issuance pursuant to all plans, agreements or arrangements providing for equity-based compensation to any director, Employee (as defined in Section 3.1(f)), consultant or independent contractor of the Company or any of its Subsidiaries (collectively, the "Company Stock Plans"), of which 774,015 shares are subject to outstanding Company Stock Options (as defined in this Section 3.1(c)); and (vi) 162,000 shares of Company Series A Preferred Stock were reserved for issuance pursuant to the Company Rights Agreement. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Company has delivered to Parent a true and complete list, as of the close of business on August 20, 2003, of all outstanding stock options to purchase or receive Company Common Stock and all other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, the "Company Stock Options"), the number of shares subject to each such Company Stock Option, the grant dates, the vesting schedule and the exercise prices of each such Company Stock Option and the names of the holders thereof. The Company has not awarded or authorized the award of any Company Stock Options since August 20, 2003. Except as set forth in this
Section 3.1(c) and except for changes since August 20, 2003 resulting from (i) the issuance of shares of Company Common Stock pursuant to and in accordance with Company Stock Options outstanding prior August 20, 2003 or (ii) as expressly contemplated hereby, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary of the Company, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than pursuant to any "cashless exercise" provision of any Company Stock Options. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of the Company, (B) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any Subsidiary of the Company or (C) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of the Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party and, to the knowledge of the Company, no other Person having beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 5% or more of the outstanding Company Common Stock (a "Major Company Shareholder") is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, any Major Company Shareholder is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

                      (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Shareholder Approval (as defined in Section 3.1(r)) to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including the Bank Combination (as defined in Section 5.3)) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any obligation or loss of a benefit or, in the case of clause (iii) below, any obligation or loss of a benefit, or payment of any termination or similar fee, under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under,
(i) the certificate of incorporation or by-laws of the Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property (as defined in Section 3.1(n)) right, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets that is material to the operations of the Company and its Subsidiaries, taken as a whole, or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii), (iii) or (iv) only, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate (x) reasonably be expected to result in a Material Adverse Effect on the Company or (y) reasonably be expected to materially impair or materially delay the ability of the Company to perform its obligations under this Agreement. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any (i) Federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (iii) any self-regulatory organization, administrative or regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (1) the filings with the SEC of (A) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and the clearance thereof by the SEC, and a registration statement on Form S-4 to be prepared and filed in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4"), and the declaration of effectiveness thereof by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); (4) the approval of the New Jersey Department of Banking and Insurance (the "New Jersey Banking Department"); (5) the approval of the Office of the Comptroller of the Currency (the "OCC"); and (6) filings required as a result of the particular status of Parent or Merger Sub. No shareholder of the Company will have any appraisal or dissenters' or similar rights in connection with the Merger.

                      (e) Company Documents; Undisclosed Liabilities.

                          (i) The Company has filed (A) all required reports with the SEC and (B) all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (together with the reports referred to in clause
        (A), the "Company SEC Documents"), except in the case of (A) as would not reasonably be expected to result in a Material Adverse Effect on the Company. As of their respective filing dates, (i) except as set forth in
        Section 3.1(e) of the Company Disclosure Schedule, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and
        (ii) no Company SEC Document, as of its date, except as amended or supplemented by a subsequent Company Filed SEC Document (as defined in Section 3.1(g)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Company SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file reports or other materials with the SEC other than reports of the Bank filed on Form 13F.

                          (ii) The financial statements of the Company and its consolidated Subsidiaries included in Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements).

                          (iii) Except (A) as reflected in the Company's unaudited balance sheet as of June 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since June 30, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

                          (iv) The Company's and its Subsidiaries' books and records fairly reflect in all material respects the transactions to which each of the Company and its Subsidiaries are a party or by which its or its Subsidiaries properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements.

                      (f) Certain Contracts. Except as set forth in the exhibit index for the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or as permitted pursuant to Section 4.1 or as set forth on Section 3.1(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness (as defined in this Section 3.1(f)) by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $1,000,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, "Instruments of Indebtedness"), (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (iii) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any respect (A) the ability of the Company or its businesses to solicit customers or (B) the manner in which, or the localities in which, all or any portion of the business of the Company and its Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Parent and its Subsidiaries, is or would be conducted, (iv) any agreement providing for the indemnification by the Company or a Subsidiary of the Company of any Person other than customary agreements with directors or officers of the Company or its Subsidiaries or with vendors providing goods or services to the Company or its Subsidiaries where the potential indemnity obligations thereunder are not reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, (v) any joint venture or partnership agreement material to the Company and its Subsidiaries taken as a whole, (vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business, (vii) any contract or agreement providing for any payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries, (viii) any collective bargaining agreement, (ix) any employment agreement (other than agreements terminable by the Company or any Subsidiary of the Company on not more than 30 days' notice without penalty and which will not in any respect be affected by a change of control of the Company), with, or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations (other than as required by law) to, any current or former employee of the Company or its Subsidiaries (any such Person, hereinafter, an "Employee") who is a Key Employee (as defined under Section 3.1(g)), (x) any agreement regarding any agent bank or other similar relationships with respect to lines of business, (xi) any agreement that contains a "most favored nation" clause or other term providing preferential pricing or treatment to a third party, (xii) any agreement material to the Company and its Subsidiaries, taken as a whole, pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, (xiii) any agreements pursuant to which the Company or any of its Subsidiaries leases any real property, (xiv) any contract or agreement material to the Company and its Subsidiaries, taken as a whole, providing for the outsourcing or provision of servicing of customers, technology or product offerings of the Company or its Subsidiaries, and (xv) any contract or other agreement not made in the ordinary course of business which (A) is material to the Company and its Subsidiaries taken as a whole or (B) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (the agreements, contracts and obligations of the type described in clauses (i) through (xv) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the knowledge of the Company, any other party thereto and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract except where any such breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Material Contracts. There are no provisions in any Instrument of Indebtedness that provide any restrictions on the repayment of the outstanding Indebtedness thereunder, or that require that any financial payment (other than payment of outstanding principal and accrued interest) be made in the event of the repayment of the outstanding Indebtedness thereunder prior to expiration. For purposes of this Section 3.1(f) and elsewhere through this Agreement, "Indebtedness" of a Person shall mean (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such Person capitalized in accordance with GAAP, and (iv) all obligations of such Person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions.

                      (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, or as disclosed in the Company SEC Documents filed and publicly available prior to the date hereof (as amended to the date hereof, "Company Filed SEC Documents"), since June 30, 2003, the Company and its Subsidiaries have conducted their respective businesses, in all respects material to the Company and its Subsidiaries, taken as a whole, only in the ordinary course and there has not been:

                          (i) any Material Adverse Change in the Company, including, but not limited to, any Material Adverse Change arising from or relating to fraudulent or unauthorized activity,

                          (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock to any Employee receiving aggregate compensation in excess of $100,000 on an annual basis (a "Key Employee") or member of the board of directors of the Company or any of its Subsidiaries (in any event identifying in Section 3.1(g)(ii) of the Company Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances thereto since June 30, 2003),

                          (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends not in excess of $0.20 per share on the Company Common Stock and regular cash dividends on the REIT Preferred Stock and the other capital stock of the Company REIT in the amounts and at the times set forth in Section 3.1(g)(iii) of the Company Disclosure Schedule,

                          (iv) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock pursuant to the Company Stock Plans or upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

                          (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, or any Executive Officer (as defined in Section 8.3) or Key Employee, of any increase in compensation, bonus or other benefits, except for (x) increases to Employees who are not current or former directors, Executive Officers or Key Employees that were made in the ordinary course of business, (y) as required from time to time by governmental legislation affecting wages and (z) as required by the terms of plans or arrangements existing prior to such date and described in Section 3.1(k) of the Company Disclosure Schedule, (B) any granting by the Company or any of its Subsidiaries to any such current or former director, or any Executive Officer or Key Employee, of any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, or any Executive Officer or Key Employee, except as required from time to time by applicable governmental legislation,

                          (vi) other than as described in the Company's Filed SEC Documents, any change in any material respect in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, including any reserving, renewal or residual method, or estimate of practice or policy, other than changes after the date hereof to the extent required by a change in GAAP or regulatory accounting principles,

                          (vii) any Tax election or change in or revocation of any Tax election, amendment to any Tax Return (as defined in Section 3.1(j)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by the Company or its Subsidiaries,

                          (viii) any material change in investment policies, or

                          (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

                      (h) Licenses; Compliance with Applicable Laws

                          (i) Section 3.1(h) of the Company Disclosure Schedule sets forth a true and complete listing of all states in which the Company and its Subsidiaries are licensed to conduct business. The Company, its Subsidiaries and Employees hold all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the "Permits") material to the Company and its Subsidiaries, taken as a whole, which are required for the operation of the respective businesses of the Company and its

        Subsidiaries as presently conducted. Each of the Company and its Subsidiaries is, and for the last five years has been, in compliance in all respects with the terms of such Permits and all such Permits are in full force and effect and no suspension modification or revocation of any of them is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, do grounds exist for any such action, except where non-compliance or such suspension modification or revocation would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (ii) Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof, and except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, Permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to the Company or its Subsidiaries.

                          (iii) Neither the Company nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of, any Governmental Entity that restricts in any respect the conduct of its business or that in any respect relates to its capital adequacy, its policies, its management or its business (each, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries or Affiliates (as defined in Section 8.3(a)) (A) to the Company's knowledge, been advised since January 1, 2000 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. Neither the Company nor any of its Subsidiaries is in breach or default under any Company Regulatory Agreement in any material respect. Prior to the date hereof, the Company has made available to Parent true and complete copies of all Company Regulatory Agreements that currently have, or may in the future reasonably be expected to have, a material impact on the conduct of the business and operations of the Company and its Subsidiaries, taken as a whole.

                          (iv) Except for filings with the SEC, which are the subject of Section 3.1(e), the Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "Other Company Documents"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a true and complete copy of each Other Company Document material to the Company and its Subsidiaries, taken as a whole, as requested by Parent.

                          (v) Neither the Company nor any of its Subsidiaries has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened. None of the current directors, Executive Officers or Employees of the Company or its Subsidiaries has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of the Company threatened, except where non-disclosure, or such preceding or order, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (vi) Neither the Company or any of its Affiliates, nor, to the knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) of the Company or any of its Affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act of 1940 to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of the Company or any of its Affiliates as, an investment advisor (or in any other capacity contemplated by said
        Act) to a registered investment company and so acts. Neither the Company or any of its Affiliates, nor to the knowledge of the Company, any "associated person of a broker or dealer" (as defined in the Exchange
        Act) of the Company or any of its Affiliates, is ineligible pursuant to
        Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer and so acts.

                          (vii) The Bank is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and its examination rating under the Community Reinvestment Act of 1977 is "satisfactory".

                          (viii) The business and operations of the Company and of each of the Company's Subsidiaries through which the Company conducts its finance activities have been conducted in compliance with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the

        Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other Federal, state, local and foreign laws regulating lending ("Finance Laws"), and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Entity that the Company or any of its Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws.

                          (ix) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any other Person acting on behalf of the Company or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("Unlawful Gains"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains, except insofar as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                      (i) Litigation. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, which contains a true and current summary description of any pending and, to the Company's knowledge, threatened litigation, action, suit, proceeding, investigation or arbitration material to the Company and its Subsidiaries, taken as a whole, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies requested as of the date hereof, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity that is material to the Company and its Subsidiaries, taken as a whole, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of the Company, threatened.

                      (j) Taxes. For purposes of this Section 3.1(j) any reference to the Company or the Company's Subsidiaries shall be deemed to include a reference to the Company's predecessors or the Company's Subsidiaries' predecessors, respectively, except where inconsistent with the language of this Section 3.1(j).

                          (i) Each of the Company and each of its Subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all Tax Returns material to the Company and its Subsidiaries, taken as a whole, required to be filed by it (giving effect to all extensions) and such Tax Returns are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all Taxes material to the Company and its Subsidiaries, taken as a whole, and (C) made adequate provision in all material respects (or adequate provision in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 2002 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in all material respects to cover all Taxes accrued or accruable through the date thereof.

                          (ii) There are no material Liens for Taxes upon any property or assets of the Company or any Subsidiary of the Company, except for Company Permitted Liens for Taxes not yet due.

                          (iii) Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws.

                          (iv) Except as set forth in Section 3.1(j)(iv) of the Company Disclosure Schedule, no Federal, state, local or foreign audits or other administrative proceedings or court proceedings material to the Company and its Subsidiaries, taken as a whole, are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any Subsidiary of the Company has received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes that are material to the Company.

                          (v) Neither the Company nor any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

                          (vi) Other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns has been given by or on behalf of the Company or any of its Subsidiaries.

                          (vii) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes (other than such an agreement exclusively between or among the Company and any of its Subsidiaries).

                          (viii) None of the Federal income Tax Returns of the Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS"), and there are no pending disputes with the IRS regarding the Federal income Tax Returns of the Company or any of its Subsidiaries.

                          (ix) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality.

                          (x) No election under Section 341(f) of the Code has been made by the Company or any of its Subsidiaries.

                          (xi) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within five years of the date of this Agreement.

                          (xii) Neither the Company nor any of its Subsidiaries have agreed, or is required, to make any adjustment under Section 481 of the Code affecting any taxable year.

                          (xiii) There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any of its Subsidiaries, (ii) transfers or dispositions of property by the Company or any of its Subsidiaries for which the Company or its Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business.

                          (xiv) No claim material to the Company and its Subsidiaries, taken as a whole, has been made by any Governmental Entities in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

                          (xv) Each of the Company and each of its Subsidiaries has made available to Parent correct and complete copies of (i) all Tax Returns filed within the past three years material to the Company and its Subsidiaries, taken as a whole, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to the Federal, state, local or foreign Taxes due from or with respect to the Company or any of its Subsidiaries, and (iii) any closing letters or agreements entered into by the Company or any of its Subsidiaries with any Governmental Entities within the past three years with respect to Taxes.

                          (xvi) Neither the Company nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                          (xvii) Neither the Company nor any of its Subsidiaries has received any notice of deficiency or assessment from any Governmental Entity for any amount of Tax that has not been fully settled or satisfied, and to the knowledge of the Company and its Subsidiaries no such deficiency or assessment is proposed.

                          (xviii) Neither the Company nor any of its Subsidiaries has been a party to a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

                          (xix) Bridgewater Mortgage Company, Inc. (the "Company REIT") (A) was formed in March, 1997, (B) has been at all times since the date of its formation a "real estate investment trust" as defined in
        Section 856(a) of the Code, (C) has met at all times since the date of its formation the requirements of Section 857(a) of the Code, (D) has not relied at any time since the date of its formation on Section 856(c)(6) of the Code, (E) has not had at any time since the date of its formation any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and (F) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations
        Section 1.7701(l)-3.

                          (xx) For purposes of this Agreement (A) "Tax" or "Taxes" shall mean (x) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts,
        (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (z) any liability for the payment of any amounts as a result

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        of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other Person with respect to the payment of any amounts of the type described in (x) or (y), and (B) "Tax Return" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

                      (k) Employee Benefit Plans.

                          (i) Section 3.1(k) of the Company Disclosure Schedule contains a true and complete list of each (A) deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement (other than any individual employment agreements with Employees who are not directors or former directors of the Company or any of its Subsidiaries, Executive Officers or Key Employees, and which are terminable without penalty and do not provide for any payments in the event of a change of control); (B) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));
        (C) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (D) each employment, termination or severance agreement or arrangement with any director or former director of the Company or any of its Subsidiaries, any Executive Officer or Key Employee and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is party, whether written or oral, for the benefit of any Employee or any director or former director of the Company or any of its Subsidiaries (the "Company Plans"). Section 3.1(k)(i) of the Company Disclosure Schedule identifies each of the Company Plans or plans sponsored, maintained or contributed to by any trade or business, whether or not incorporated, that together with the Company is a "single employer" within the meaning of Section 4001(b) of ERISA (a "Company ERISA Affiliate") that is subject to section 302 or Title IV of ERISA or section 412 of the Code (the "Company Title IV Plans"). Neither the Company nor any Subsidiary of the Company has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Company Plan other than as may be required by the terms of such Company Plan or applicable law.

                          (ii) With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents:

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


                              (A) a copy of the Company Plan and any amendments thereto (or if the Plan is not a written Company Plan, a description thereof);

                              (B) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

                              (C) a copy of the most recent Summary Plan
          Description, if required under ERISA with respect thereto;

                              (D) if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                              (E) the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

                          (iii) All contributions required to have been made with respect to any Company Plan have been paid when due, except where the failure to make such contributions would not reasonably be expected to result in a Material Adverse Effect on the Company. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Affiliate or the Company or any Subsidiary of the Company relating to, or change in the Company Plan provisions relating to employee participation or coverage under, any Company Plan that would increase in any material respect the expense of maintaining such Company Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

                          (iv) Neither the Company nor any Company ERISA Affiliate contributes to, or is obligated to contribute to, a "multiemployer pension plan," as defined in Section 3(37) of ERISA nor has the Company or any Company ERISA Affiliate, during the five year period prior to the date hereof been obligated, to contribute to such plan for which the Company or any of its Subsidiaries could reasonably be expected to have any liability material to the Company and its Subsidiaries, taken as a whole.

                          (v) Neither the Company nor any Subsidiary of the Company, any Company Plan, any trust created thereunder, nor, to the knowledge of the Company, any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Company, any

        Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to any civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, except where such penalty or tax would not reasonably be expected to have a Material Adverse Effect on the Company.

                          (vi) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law in all material respects, including but not limited to ERISA and the Code.

                          (vii) The IRS has issued a favorable determination letter with respect to each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of the Company no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Company Plan intended to satisfy the requirements of
        Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

                          (viii) With respect to any Company Title IV Plan, to which the Company or any Company ERISA Affiliate made, or was required to make, contributions on behalf of any Employee or any director or former director during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and (b) to the knowledge of the Company, no condition exists that presents a material risk to the Company and its Subsidiaries, taken as a whole, or any Company ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

                          (ix) Except as set forth on Schedule 3.1(k)(ix) of the Company Disclosure Schedule, the PBGC has not, to the knowledge of the Company, instituted proceedings to terminate any Company Title IV Plan and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted. Except as set forth on Schedule 3.1(k)(ix) of the Company Disclosure Schedule, with respect to each Company Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No Company Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year.

                          (x) No Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for Employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," (iii) benefits the full cost of which is borne by the Employee (or his beneficiary) or (iv) Company Plans that can be amended or terminated by the Company without consent.

                          (xi) The Company is not aware of any basis upon which amounts payable under the Company Plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) of the Code.

                          (xii) Except as set forth on Schedule 3.1(k)(xii) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Key Employee or officer of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Key Employee or officer.

                          (xiii) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Company Plan by any Employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits), except for claims which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (xiv) The Company has provided true and correct copies of (a) all investment policies utilized in connection with any of the Company Plans, if in writing, and (b) all fiduciary committee minutes relating to any of the Company Plans, if any.

                          (xv) Except as set forth on Section 3.1(k)(xv) of the Company Disclosure Schedule, no Person will be entitled to a "gross up" or other similar payment in respect of excise taxes under Section 4999 of the Code with respect to the transactions contemplated by this Agreement.

                          (xvi) To the extent that the Company or any of its Subsidiaries is deemed to be a fiduciary with respect to any Plan that is subject to ERISA, the Company or such Subsidiary (1) during the past five years has complied in all material respects with the requirements of ERISA and the Code in the performance of its duties and responsibilities with respect to such employee benefit plan and (2) has not knowingly caused any of the trusts for which it serves as an investment manager, as defined in Section 3(38) of ERISA, to enter into any transaction that would constitute a "prohibited transaction" under
        Section 406 of ERISA or Section 4975 of the Code, with respect to any such trusts, except for transactions that are the subject of a statutory or administrative exemption.

                      (l) Labor Matters. There are no labor or collective bargaining agreements to which the Company or any Subsidiary of the Company is a party. There is no union organizing effort pending or, the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the Company's knowledge, threatened against the Company or any Subsidiary of the Company. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company (other than routine employee grievances) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not, to the knowledge of the Company, engaged in any unfair labor practice, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                      (m) Environmental Liability. There are no pending or threatened legal, administrative, arbitral or other proceedings, claims, actions, causes of action, notices, private environmental investigations or remediation activities or governmental investigations of any nature (including claims of alleging potential liability for investigating costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries or penalties) by any Person (collectively, "Environmental Claims"), or any conditions or circumstances that could form the basis of any Environmental Claim, in each case seeking to impose on the Company or any of its Subsidiaries, or that reasonably would be expected to result in the imposition on the Company or any of its Subsidiaries of, any liability or obligation that would reasonably be expect to result in a Material Adverse Effect on the Company arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or Federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                      (n) Intellectual Property.

                          (i) Section 3.1(n)(i) of the Company Disclosure Schedule sets forth, for the Intellectual Property (as defined below) owned by the Company or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (A) patents and patent applications, (B) trademark or service mark registrations and applications, (C) copyright registrations and applications, and (D) Internet domain names, material to the Company and its Subsidiaries, taken as a whole. The Company or one of its Subsidiaries owns or has the valid right to use all such patents and patent applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in this Section 3.1(n)), hardware, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and other proprietary rights material to the Company and its Subsidiaries, taken as a whole (collectively, the "Intellectual Property"), used in the business of the Company as it currently is conducted. "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting and content contained on any owned or operated Internet site(s), and (E) all documentation, including user manuals and training materials, relating to any of the foregoing.

                          (ii) All of the Intellectual Property owned by the Company or one of its Subsidiaries and material to the Company and its Subsidiaries, taken as a whole, is free and clear of all Liens other than Company Permitted Liens. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as, the sole owner of record for each application and registration listed in Section 3.1(n)(i) of the Company Disclosure Schedule.

                          (iii) All of the registrations listed in Section 3.1(n)(i) of the Company Disclosure Schedule and material to the Company and its Subsidiaries, taken as a whole, are valid, subsisting, enforceable, in full force and effect, and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, except insofar as non-payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. There is no pending or, to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications listed in
        Section 3.1(n)(i) of the Company Disclosure Schedule or, to the Company's knowledge, against any other Intellectual Property used by the Company or its Subsidiaries, other than any such proceeding which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (iv) To the Company's knowledge, the conduct of the Company's and its Subsidiaries' business as currently conducted or planned by the Company to be conducted does not, in any respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned or controlled by any third party, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, and neither the Company nor its Subsidiaries have received written notice alleging such infringement, dilution, misappropriation or violation.

                          (v) To the Company's knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property material to the Company and its Subsidiaries, taken as a whole, owned by or licensed to or by the Company or its Subsidiaries and no such claims have been made against a third party by the Company or its Subsidiaries.

                          (vi) Each item of Software material to the Company and its Subsidiaries, taken as a whole, which is used by the Company or its Subsidiaries in connection with the operation of their businesses as currently conducted, is either (A) owned by the Company or its Subsidiaries, (B) currently in the public domain or otherwise available to the Company without the need of a license, lease or consent of any third party, or (C) used under rights granted to the Company or its Subsidiaries pursuant to a written agreement, license or lease from a third party.

                          (vii) Except in the ordinary course of business, neither the Company nor its Subsidiaries have agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to any Intellectual Property, which agreements would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                      (o) Insurance Matters. Except as set forth in Section 3.1(o) of the Company Disclosure Schedule, the Company and its Subsidiaries have all primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds, earthquake and other forms of insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which they operate. Each of such policies and other forms of insurance is in full force and effect on the date hereof and shall (or comparable replacements or substitutions therefor) be kept in full force and effect by the Company through the Effective Time. All such policies, considered collectively with other such policies providing the same type of coverage, are sufficient for compliance with all requirements of law and of all requirements under contracts or leases to which the Company is a party, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. All premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid to the extent such premiums are due and payable on or prior to the date hereof and, with respect to premiums not due or payable at or prior to the date hereof, subject to Section 4.1 of this Agreement, all premiums due and payable prior to the Effective Time, will have been paid prior to the Effective Time and no notice of cancellation or termination has been received with respect to any such policy material to the Company and its Subsidiaries, taken as a whole.

                      (p) Information Supplied. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Form S-4, or the prospectus therein, will, at the time the Form S-4 and any post-effective amendment or supplement thereto, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                      (q) Transactions with Affiliates. Except as set forth in
Section 3.1(q) of the Company Disclosure Schedule there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any Major Company Shareholder, or director or Executive Officer of the Company, other than as part of the normal and customary terms of such Persons' respective employment or service as a director with the Company or any of its Subsidiaries. Except as set forth in Section 3.1(q) or
Section 3.1(k) of the Company Disclosure Schedule neither the Company nor any Subsidiary of the Company is a party to any transaction or agreement with any Major Company Shareholder, or any director or Executive Officer of the Company, other than the terms of such Person's respective employment or service as a director with the Company or any of its Subsidiaries.

                      (r) Voting Requirements. The affirmative vote at the Company Shareholders Meeting (the "Company Shareholder Approval") of a majority of the outstanding shares of Company Common Stock voting at the Company Shareholders Meeting to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

                      (s) Opinions of Financial Advisor. The Company has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the shareholders of the Company.

                      (t) Brokers. Except for Keefe, Bruyette & Woods, Inc., whose fees in connection with the transactions contemplated hereby shall not exceed the amount set forth on Section 3.1(t) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of such arrangements set forth on Section 3.1(t) of the Company Disclosure Schedule.

                      (u) Takeover Laws. The approval of this Agreement and the Merger by the Board of Directors of the Company constitutes approval of this Agreement and the Merger and the transactions contemplated hereby for purposes of Chapter 10A of the NJBCA and Section 2 of Article 5 of the Company's Certificate of Incorporation. No "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state are applicable to the Merger or other transactions contemplated by this Agreement. None of the execution and delivery of this Agreement, the approval of this Agreement and the Merger by the Board of Directors of the Company, the Company Shareholder Approval or the consummation of the transactions contemplated hereby, including the Merger, will result in the ability of any Person to exercise any rights under the Company Rights Agreement or enable or require such rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No "Triggering Event" or "Stock Acquisition Date" (as such terms are defined in the Company Rights Agreement) has occurred or will occur as a result of any of the approvals or actions referenced in the preceding sentence.

                      (v) Derivative Transactions.

                          (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, all Derivative Transactions (as defined in this Section 3.1(v)) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counter parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and the Company and each of its Subsidiaries have duly performed in all material respects all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                          (ii) For purposes of this Section 3.1(v), "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

                      (w) Investment Securities and Commodities.

                          (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except for Company Permitted Liens and except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries.
        Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

                          (ii) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "Policies, Practices and Procedures") which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has made available to Parent in writing the material Policies, Practices and Procedures.

                      (x) Loan Portfolio; Servicing.

                          (i) Section 3.1(x)(i) of the Company Disclosure Schedule sets forth (A) the aggregate outstanding principal amount, as of the date hereof, of all written or oral loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets), taken as a whole, payable to the Company or its Subsidiaries (collectively, "Loans"), other than "non-accrual" Loans, and (B) the aggregate outstanding principal amount, as of July 31, 2003, of all "non-accrual" Loans, taken as a whole. Section 3.1(x)(ii) of the Company Disclosure Schedule sets forth (A) a summary of each outstanding Loan and asset classified as "Other Real Estate Owned," that were designated by the Company as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import as of July 31, 2003, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of the Company that, as of July 31, 2003, is classified as "Other Real Estate Owned" and the book value thereof.

                          (ii) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All Loans originated by the Company or its Subsidiaries, and all such Loans purchased by the Company or its Subsidiaries, were made or purchased in accordance with customary lending and leasing standards of the Company or its Subsidiaries, as applicable. Except as set forth in Section 3.1(x) of the Company Disclosure Schedule, all such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, other than Company Permitted Liens, and the Company or its Subsidiaries has complied, and on the Closing Date will have complied, with all laws and regulations relating to such Loans except where non-compliance would not,

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        individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (iii) The Company has not sold any Loans or any participations in any Loans except for such sales as were made without recourse to the Company (with respect to the repayment thereof, servicing thereof or otherwise) and where the Company has no continuing obligation or right with respect to the servicing of any such Loans, and no claims, actions or demands have been brought by any third party in connection with any such sales except for claims, actions and demands which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                          (iv) Except as set forth in Section 3.1(x)(iv) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries services any loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) on behalf of any third party.

                      (y) Real Property.

                          (i) Each of the Company and its Subsidiaries has good title free and clear of all Liens to all real property owned by such entities (the "Owned Properties"), except for Company Permitted Liens.

                          (ii) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "Leases") has heretofore been made available to Parent, except as set forth in Section 3.1(y) of the Company Disclosure Schedule. Each Lease is valid, binding and enforceable against the Company or its applicable Subsidiary in accordance with its terms and is in full force and effect, except that
        (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no defaults by the Company or any of its Subsidiaries, as applicable, under any of the Leases which, in the aggregate, would result in the termination of such Leases and a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Leases, except for any such default which would not individually or in the aggregate, have a Material Adverse Effect on the Company.

                          (iii) The Owned Properties and the properties (the "Leased Properties") leased pursuant to the Leases constitute all of the real estate on which the Company and its Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not constitute a Material Adverse Effect on the Company. The Owned Properties and the Leased Properties are in compliance with all laws, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither any agreement relating to the Owned Properties nor any of the Leases requires consent of any third party for the consummation of the transactions contemplated hereby except for such consents which will be obtained prior to Closing.

                          (iv) A true and complete copy of each agreement pursuant to which the Company or any of its Subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "Third Party Leases") has heretofore been made available to Parent. Each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no existing defaults by the tenant under any Third Party Lease which, in the aggregate, would result in the termination of such Third Party Leases except for any such default which would not reasonably be expected to result in a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Third Party Leases, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                      (z) Administration of Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor any of their directors, officers, agents or employees, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                      (aa) Internal Controls. None of the Company or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the next sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

                  SECTION 3.2 Representations and Warranties of Parent. Except as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent represents and warrants to the Company as follows:

                      (a) Organization, Standing and Corporate Power.

                          (i) Each of Parent and its Subsidiaries (including, without limitation, Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted except, as to Subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                          (ii) The Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of the articles of incorporation and by-laws, as amended to the date hereof of Parent.

                      (b) Subsidiaries. Exhibit 21 of Parent's most recent Annual Report on Form 10-K included in the Parent Filed SEC Documents (as defined in Section 3.2(g)) lists all the Subsidiaries of the Parent, whether consolidated or unconsolidated, required to be listed therein in accordance with
Item 601 of Regulation S-K promulgated by the SEC. Except as set forth in said Exhibit or Section 3.2(b) of the Parent Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary:
(i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by Parent, free and clear of all Liens other than
(A) Liens described in Section 3.2(b) of the Parent Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; and (C) Liens for Taxes not yet due or delinquent or being contested in good faith and for which reserves appropriate in all material respects have been established in accordance with GAAP; and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted.

                      (c) Capital Structure. The authorized capital stock of Parent consists of 800,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("Parent Authorized Preferred Stock"), of which, as of August 20, 2003, 98,583 shares have been designated as $1.80 Cumulative Convertible Preferred Stock - Series A ("Parent Series A Preferred Stock"), and 38,542 shares have been designated as $1.80 Cumulative Convertible Preferred Stock - Series B ("Parent Series B Preferred Stock"), 1,433,935 shares have been designated as $1.60 Cumulative Convertible Preferred Stock-Series C ("Parent Series C Preferred Stock"), 1,766,140 shares have been designated as $1.80 Cumulative Convertible Preferred Stock-Series D ("Parent Series D Preferred Stock"), 338,100 shares have been designated as $2.60 Cumulative Nonvoting Preferred Stock, Series E ("Parent Series E Preferred Stock"), 6,000 shares have been designated as Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F ("Parent Series F Preferred Stock"), and 450,000 shares have been designated as Series G Junior Participating Preferred Share Purchase Rights ("Parent Series G Preferred Stock"). As of August 20, 2003: (i) 279,738,578 shares of Parent Common Stock were issued and outstanding, 73,084,189 shares of Parent Common Stock were held by Parent in its treasury; (ii) 9,093 shares of Parent Series A Preferred Stock were issued and outstanding, no shares of Parent Series A Preferred Stock were held by Parent in its treasury; (iii) 2,356 shares of Parent Series B Preferred Stock were issued and outstanding, no shares of Parent Series B Preferred Stock were held by Parent in its treasury; (iv) 179,641 shares of Parent Series C Preferred Stock were issued and outstanding, no shares of Parent Series C Preferred Stock were held by Parent in its treasury; (v) 255,863 shares of Parent Series D Preferred Stock were issued and outstanding, no shares of Parent Series D Preferred Stock were held by Parent in its treasury; (vi) no shares of Parent Series E Preferred Stock were issued and outstanding, no shares of Parent Series E Preferred Stock were held by Parent in its treasury; (vii) no shares of Parent Series F Preferred Stock were issued and outstanding, no shares of Parent Series F Preferred Stock were held by Parent in its treasury; (viii) no shares of Parent Series G Preferred Stock were issued and outstanding, no shares of Parent Series G Preferred Stock were held by Parent in its treasury;
(ix) 25,320,603 shares of Parent Common Stock were reserved for issuance (as of July 31, 2003) pursuant to the stock-based plans identified in Section 3.2(c) of the Parent Disclosure Schedule and all other plans, agreements or arrangements providing for equity-based compensation to any director, employee, consultant or independent contractor of Parent or any of its Subsidiaries (such plans, collectively, the "Parent Stock Plans"), of which 18,825,298 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock (as of July 31, 2003) granted under the Parent Stock Plans (collectively, "Parent Stock Options"); (x) no shares of Parent Common Stock are reserved for issuance pursuant to securities convertible into or exchangeable for shares of Parent Common Stock ("Parent

Convertible Securities"); (xi) 450,000 shares of Parent Series G Preferred Stock were reserved for issuance pursuant to the Parent Rights Agreement; and (xi) other than as set forth above, no other shares of Parent Authorized Preferred Stock have been designated. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued prior to the Closing, and all shares thereof which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(b) and except for changes since July 31, 2003 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this
Section 3.2(b), as of the date hereof, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of other ownership interests of Parent, (B) any securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of other ownership interests of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, and any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of other ownership interests of Parent, and
(y) there are no outstanding obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of Parent, (B) warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, or any obligation of Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or other ownership interests in, any Subsidiary of Parent or (C) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of Parent or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                      (d) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub, respectively, in accordance with their terms except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the courts for which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time or both) of any obligation or loss of a benefit, or payment of any termination or similar fee, under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its Subsidiaries (including, without limitation, Merger Sub), (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, software agreement or other agreement, instrument, Intellectual Property, right, permit, concession, franchise, license or similar authorization applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) reasonably be expected to result in a Material Adverse Effect on Parent or (y) reasonably be expected to materially impair or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) the filings with the SEC of (A) the Proxy Statement, and the clearance thereof by the SEC, and the Form S-4, and the declaration of effectiveness thereof, by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey and the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the Federal Reserve under the BHC Act; (4) the approval of the New Jersey Banking Department; (5) the approval of the OCC; (6) such filings with and approvals of the NYSE to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE; and (7) filings required as a result of the particular status of the Company or its Subsidiaries.

                      (e) Parent Documents.

                          (i) Parent and each of its Subsidiaries subject to reporting under Section 13 or Section 15(d) of the Exchange Act have (A) filed all required reports with the SEC and (B) all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (together with the reports referred to in clause
        (A), the "Parent SEC Documents"), except in the case of (A) as would not reasonably be expected to have a Material Adverse Effect on Parent. As of their respective filing dates, (i) the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents as of its date, except as amended or supplemented by a subsequent Parent Filed SEC Document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Parent SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii) The financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to other adjustments described in the notes to such unaudited statements).

                          (iii) Except (A) as reflected in Parent's unaudited balance sheet as of June 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business since June 30, 2003 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, Parent and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

                      (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4, or the prospectus therein, will, at the time the Form S-4, and any post-effective amendment thereto, becomes effective under the Securities Act and through the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4 or the prospectus therein. The Form S-4, and the prospectus therein. will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

                      (g) Brokers. No broker, investment broker, financial advisor or other Person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except a fee to be paid to Citigroup Global Markets, Inc. as financial advisor to Parent.

                      (h) Tax Matters. Neither Parent nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                      (i) Employee Benefit Plans

                          (i) For purposes of this Section 3.2(i), "Parent Plans" shall mean its deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan or program, or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of ERISA; each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or former director of the Parent or any of its Subsidiaries or any executive officer thereof and each other employee benefit plan, fund or program, or arrangement applicable to identified groups of employees, in each case that is sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or to or which Parent or any of its Subsidiaries is a party, whether written or oral, for the benefit of any current or former employee or director of Parent or any of its Subsidiaries; each Parent Plan that is subject to
        Section 302 or Title IV of ERISA or Section 412 of the Code, being the "Parent Title IV Plans".

                          (ii) All contributions required to have been made with respect to any Parent Plan have been paid when due, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Parent.

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



                          (iii) Each Parent Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except insofar as the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                          (iv) The IRS has issued a favorable determination letter with respect to each Parent Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of Parent no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Parent Plan intended to satisfy the requirements of
        Section 501(c)(9) of the Code has satisfied such requirements in all material respects.

                          (v) With respect to any Parent Title IV Plan to which Parent or any trade or business, whether or not incorporated, that together with Parent is a "single employer" within the meaning of
        Section 4001(b) of ERISA (a "Parent ERISA Affiliate") made, or was required to make, contributions on behalf of any current or former employee or director during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date, (a) no liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, except where failure to satisfy such liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, and (b) to the knowledge of Parent, no condition exists that presents a risk to Parent or any Parent ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC) (which premiums have been paid when due), except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                          (vi) The PBGC has not, to the knowledge of Parent, instituted proceedings to terminate any Parent Title IV Plan and, to the knowledge of Parent, no condition exists that presents a material risk that such proceedings will be instituted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                          (vii) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Parent Plan by any employee or beneficiary covered under any such parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits), except for claims which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent.

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                      (j) Compliance with Laws.

                          (i) Parent, its Subsidiaries and employees hold all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities ("Parent Permits") material to Parent and its Subsidiaries, taken as a whole, which are required for the operation of the respective businesses of Parent and its Subsidiaries as presently conducted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with the terms of such Parent Permits and all such Parent Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                          (ii) Except as set forth in the Parent SEC Documents filed and publicly available prior to the date hereof, and except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, each of Parent and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Parent or its Subsidiaries.

                          (iii) Neither Parent nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, that in any manner currently relates to its capital adequacy, its policies, its management or its business (each, a "Parent Regulatory Agreement"), nor has Parent or any of its Subsidiaries or Affiliates (A) to its knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation. Neither Parent nor any of its Subsidiaries is in breach or default under any Parent Regulatory Agreement in any material respect. Prior to the date hereof, Parent has made available to the Company true and complete copies of all Parent Regulatory Agreements that currently have, or may in the future reasonably be expected to have, a material impact on the conduct of the business and operations of Parent and its Subsidiaries, taken as a whole.

                          (iv) Except for filings with the SEC, which are the subject of Section 3.2(e), Parent and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together

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



        with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the
        "Other Parent Documents"), except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. There is no unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                          (v) Parent's bank Subsidiaries are "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and their examination rating under the Community Reinvestment Act of 1977 is "satisfactory".

                          (vi) The business and operations of Parent and of each of Parent's Subsidiaries through which Parent conducts its finance activities have been conducted in compliance with all applicable Finance Laws and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. In addition, there is no pending or, to the knowledge of Parent, threatened charge by any Governmental Entity that Parent or any of its Subsidiaries has violated, nor any pending or, to the knowledge of Parent, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws, except where such violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                          (vii) Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent any other Person acting on behalf of Parent or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any Unlawful Gains, nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. Parent and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                      (k) Litigation. Except as set forth in Section 3.2(k) of the Parent Disclosure Schedule, no action, demand, charge, requirement or investigation by

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any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to Parent or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Parent, threatened, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                      (l) Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof, since June 30, 2003, (A) there has not been any Material Adverse Change in Parent or (B) there are not, to Parent's knowledge, any facts, circumstances or events that make it reasonably likely that Parent will not be able to fulfill its obligations under this Agreement in all material respects.

                      (m) Internal Controls. None of Parent or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the system of internal accounting controls described in the next sentence. Parent and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 4.1 Conduct of Business by the Company. Except (i) as set forth in Section 4.1 of the Company Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by Parent in writing (which consent shall not be unreasonably withheld or delayed), or (iv) as required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay their respective debts and Taxes when due, pay or perform their other respective obligations when due, and, use all commercially reasonable efforts consistent with the other terms of this Agreement to preserve intact their current business organizations, use all commercially reasonable efforts consistent with the other terms of this Agreement to keep available the services of their current officers and employees and preserve their relationships with those Persons having business dealings with them, all with the goal of preserving unimpaired in all material respects their goodwill and ongoing businesses at the Effective Time. Without

                                       49




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limiting the generality of the foregoing, senior officers of Parent and the
Company shall meet on a reasonably regular basis to review the financial and operational affairs of the Company and its Subsidiaries, in accordance with applicable law, and the Company shall give due consideration to Parent's input on such matters, consistent with Section 4.4 hereof, with the understanding that, notwithstanding any other provision contained in this Agreement, Parent shall in no event be permitted to exercise control of the Company prior to the Effective Time. Except as (i) expressly contemplated by this Agreement, (ii) as disclosed in Section 4.1 of the Company Disclosure Schedule, (iii) as consented to by Parent in writing or (iv) required by applicable law or regulation, after the date hereof the Company shall not, and shall not permit any of its Subsidiaries to:

                          (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends not to exceed $0.20 per share on the Company Common Stock and regular cash dividends on the REIT Preferred Stock of the Company REIT in the amounts and at the times set forth in Section 3.1(g)(iii) of the Company Disclosure Schedule and otherwise in accordance with the terms thereof, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

                          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than Company Permitted Liens) any shares of its capital stock, any other voting securities, including any restricted shares of Company Common Stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any Company Stock Options (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

                          (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                          (iv) (A) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of, or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except in the ordinary course of business or (B) open, close, sell or acquire any branches;

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



                          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Company Permitted Liens), or otherwise dispose of any of its properties or assets other than securitizations and other transactions in the ordinary course of business and consistent with past practices or create any security interest in such assets or properties (other than Company Permitted Liens);

                          (vi) except for borrowings having a maturity of not more than 30 days under existing credit facilities (or renewals, extensions or replacements therefor that do not provide for any termination fees or penalties, prohibit pre-payments or require any pre-payment penalties, or contain any like provisions limiting or otherwise affecting the ability of the Company or its applicable Subsidiaries or successors from terminating or pre-paying such facilities, or contain financial terms less advantageous than existing credit facilities, such existing credit facilities, and as they may be so renewed, extended or replaced, "Credit Facilities") that are incurred in the ordinary course of business consistent with past practice and with respect to which the Company consults with Parent on a basis not less frequently than bi-weekly, or for borrowings under Credit Facilities or other lines of credit or refinancing of indebtedness outstanding on the date hereof not to exceed $5,000,000, and except for the incurring of deposit liabilities in the ordinary course of business, incur any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than the Company or any wholly owned Subsidiary thereof), or, other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any Person other than its wholly owned Subsidiaries and as a result of ordinary advances and reimbursements to employees and endorsements of banking instruments;

                          (vii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of the Company for the taxable year ending December 31, 2002, except as required by changes in law or regulation;

                          (viii) change in any material respects its investment or risk management or other similar policies of the Company or any of its Subsidiaries;

                          (ix) make, change or revoke any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

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




                          (x) create, renew or amend, or take any other action that may result in the creation, renewal, or amendment, of any agreement or contract or other binding obligation of the Company or its Subsidiaries containing (A) any restriction on the ability of the Company and its Subsidiaries, taken as a whole, to conduct its business as it is presently being conducted or (B) any restriction on the Company or its Subsidiaries engaging in any type or activity or business;

                          (xi) (A) except as set forth in Section 4.1(xi) of the Company Disclosure Schedule, incur any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, (B) enter into any agreement obligating the Company to spend more than $10,000 individually or $50,000 in the aggregate, or (C) enter into any agreement, contract, lease or other arrangement of the type described in Section 3.1(f) or
        Section 3.1(y) of this Agreement except for any such agreements, contracts, leases or other arrangements (w) of the type described in
        Section 3.1(f)(i) to the extent not prohibited under Section 4.1(vi) and to the extent not pursuant to any agreement containing provisions that restrict, or may restrict, the conduct of the business of the issuer thereof as currently conducted in a manner more adverse to the Company than the current Credit Facilities, (x) of the type described in Section 3.1(f)(ii) to the extent not prohibited by Section 4.1(xi)(A) or (B),
        (y) of the type described in Section 3.1(f)(xii) or (xiv) and that is terminable on not less than 30 days notice without penalty, but only following prior consultation with Parent, or (z) of the type described in Section 3.1(f)(xiii) to the extent required by the expiration of the term of an existing lease unless reasonably objected to by Parent;

                          (xii) terminate, amend or otherwise modify, except in the ordinary course of business, or knowingly violate the terms of, any of the Company Material Contracts, any of the leases for the Leased Properties or the Third Party Leases or any other binding obligations material to the Company and its Subsidiaries, taken as a whole, and except for terminations, amendments or other modifications that would not result in the incurrence of additional costs or expenses, or in the loss of revenue, in excess of $50,000 on an annual basis in the aggregate, and are not made with respect to any of the Company Material Contracts described in Section 3.1(f)(iii), (vi), (vii), (ix), (x), (xi) or (xv) (B);

                          (xiii) except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, any interest material to the Company and its Subsidiaries, taken as a whole, in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any equity or ownership interest on the date hereof (other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice);

                          (xiv) Except for payments described in Section 4.1 of the Company Disclosure Schedule (A) grant to any current or former director,

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



        Executive Officer or Key Employee of the Company or its Subsidiaries any increase in compensation, bonus or other benefits, except for salary, wage, bonus or benefit increases (x) as required from time to time by governmental legislation affecting wages, and (y) as required by the terms existing prior to the date hereof of plans or arrangements described in Section 3.1(k) the Company Disclosure Schedule, (B) grant to any such current or former director, or Executive Officer or Key Employee, any increase in severance or termination pay,
        (C) enter into, or amend, or take any action to clarify any provision of, any Plan or any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, or Executive Officer or Key Employee, except as required by applicable law, (D) modify any Company Stock Option or
        (E) without first consulting with Parent, make any discretionary contributions to any pension plan;

                          (xv) except pursuant to agreements or arrangements in effect on the date hereof and disclosed in writing and provided or made available to Parent and except for compensation for service as an officer, employee or director consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

                          (xvi) agree or consent to any material agreement or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law or (ii) to effect the consummation of the transactions contemplated hereby;

                          (xvii) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                          (xviii) issue any broadly distributed communication of a general nature to Employees (including general communications relating to benefits and compensation) or customers without the prior approval of Parent (which will not be unreasonably delayed or withheld), except for communications in the ordinary course of business that do not relate to the Merger or other transactions contemplated hereby;

                          (xix) create, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 3.1(o) material to the Company and its Subsidiaries, taken

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


        as a whole, except that the Company shall be permitted to take any such action without Parent's consent in the event that Parent shall fail to reasonably consent to such action; or

                          (xx) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied; or

                          (xxi) authorize, or commit or agree to take, any of the foregoing actions.

                  SECTION 4.2 Advice of Changes. Except to the extent prohibited by applicable law or regulation, the Company, Parent and Merger Sub shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 4.2 shall not constitute a failure to be satisfied of any condition set forth in Article VI unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to be satisfied of a condition set forth in
Article VI.

                  SECTION 4.3 No Solicitation by the Company. (a) Except as otherwise provided in this Section 4.3, until the earlier of the Effective Time and the date of termination of this Agreement, neither the Company, nor any of its Subsidiaries or any of the officers, directors, agents, or representatives of it or its Subsidiaries (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined in this Section 4.3),
(ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Shareholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law in light of a bona fide Company Takeover Proposal that has not been withdrawn, (iii) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), and (iv) the Company provides prior written notice to Parent of its

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decision to take such action, the Company shall be permitted to (A) furnish information with respect to the Company and any of its Subsidiaries to such Person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such Person and (C) effect a Change in the Company Recommendation (as defined below).

                  For purposes of this Agreement, "Company Takeover Proposal" means any proposal or offer from any Person (other than from Parent and its Affiliates) relating to (A) any direct or indirect acquisition or purchase of
(x) assets of the Company and its Subsidiaries that generate 20% or more of the net revenues or net income, or that represent 20% or more of the total assets, of the Company and its Subsidiaries, taken as a whole, or (y) 20% or more of any class of equity securities of the Company, (B) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of any equity securities of the Company, or (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any one or more Subsidiaries of the Company, individually or taken together, whose business constitutes 20% or more of the net revenues, net income or total assets of the Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

                      (b) Except as expressly permitted by this Section 4.3 or
Section 5.1(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the Company Recommendation (as defined in Section 5.1(d)) or take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "Change in the Company Recommendation"), or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company Takeover Proposal, or any failure by the Company Board to recommend against a Company Takeover Proposal.

                      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal, and shall promptly (and in any event within 24 hours) provide a copy of any written request or Company Takeover Proposal to Parent. The Company will keep Parent promptly informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

                      (d) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule

14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.

                  SECTION 4.4 Transition.

                      (a) Commencing following the date hereof, Parent and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to facilitate the integration of the Company and its Subsidiaries, including the Bank, with the businesses of Parent and its Subsidiaries to be effective as of the Closing Date or such later date as may be determined by Parent. Without limiting the generality of the foregoing, from the date hereof through the Closing Date and consistent with the performance of their day-to-day operations and the continuous operation of the Company and its Subsidiaries in the ordinary course of business, the Company shall cause the employees and officers of the Company and its Subsidiaries, including the Bank, to use their reasonable best efforts to provide support, including support from its outside contractors, and to assist Parent in performing all tasks, including equipment installation, reasonably required to result in a successful integration at the Closing or such later date as may be determined by Parent.

                      (b) Parent and the Company agree to consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Company shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as Parent shall reasonably request. Parent and the Company shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby, and shall take such charges as Parent shall reasonably request. No party's representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 4.4(b).

                  SECTION 4.5 No Fundamental Changes in the Conduct of Business by Parent. Except (i) as set forth in Section 4.5 of the Parent Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by the Company in writing (which consent shall not be unreasonably withheld or delayed) or required by applicable law or regulation, during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of it Subsidiaries to:

                          (i) except as contemplated hereby, amend its certificate of incorporation or by-laws in any manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock; provided that the authorization or issuance of preferred stock in a manner that

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        would not require Parent shareholder approval shall not be deemed to violate this clause (i);

                          (ii) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied;

                          (iii) knowingly take any action that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined under Section 6.1(b);

                          (iv) enter into any agreement directly or indirectly to acquire or purchase all or substantially all of the capital stock or assets of any other Person or business (whether by merger, consolidation, tender offer, exchange offer or otherwise) unless such transaction would not materially delay completion of, or materially impair the prospects of completing, the Merger pursuant to this Agreement;

                          (v) materially and adversely change the nature of the business conducted by the Parent and its Subsidiaries, taken as a whole;

                          (vi) knowingly take or cause to be taken any action which, individually or in the aggregate, would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

                          (vii) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent Parent from performing or would be reasonably likely to cause Parent not to perform its covenants hereunder in all material respects.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.1 Preparation of the Form S-4, Proxy Statement; Shareholders Meeting.

                      (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Proxy Statement to be cleared under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision hereinabove contained, the Form S-4 and the Proxy Statement will contain, without limitation, such information and disclosure reasonably requested by either Parent or the Company so that (i) the Form S-4 conforms in both form and substance to the requirements of the Securities act, and (ii) the Proxy Statement conforms in both form

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and substance to the requirements of the Exchange Act. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective.

                      (b) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement, to the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Company.

                      (c) Each of the Company and Parent shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Proxy Statement, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

                      (d) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold the Company Shareholders Meeting in accordance with the NJBCA for the purpose of obtaining the Company Shareholder Approval and subject to Section 4.3, the Board of Directors of the Company shall recommend to the Company's shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation"); provided, however, that the Company's Board of Directors shall not be required to make such Company Recommendation to the extent that it is permitted to effect a Change in the Company Recommendation pursuant to Section
4.3. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, unless otherwise directed in writing by Parent, this Agreement and the Merger shall be submitted to the shareholders of the Company at the Company Shareholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed

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to relieve the Company of such obligation, provided, however, that if the Board of Directors of the Company shall have effected a Change in the Company Recommendation in accordance with this Agreement, then in submitting this Agreement to the Company's shareholders, the Board of Directors of the Company may submit this Agreement to the Company's shareholders without recommendation (although the resolutions adopting this Agreement and the Plan of Merger as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation to the Company's shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

                      (e) The Company shall coordinate and cooperate with Parent with respect to the timing of the Company Shareholders Meeting.

                  SECTION 5.2 Access to Information; Confidentiality.

                      (a) Subject to applicable law, each party shall, and shall cause its Subsidiaries to, afford each other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of each other party, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to each other party all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent
(a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) the internal or external reports prepared by it and/or its Subsidiaries in the ordinary course that are reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.2 shall affect any representation or warranty given by any party.

                      (b) Each party will keep, and will cause its Subsidiaries, Affiliates, directors, officers, employees, agents and advisors (collectively, such party's "Representatives") to keep, all information and documents obtained from the other party or its Representatives pursuant to Section 5.2(a) or during the investigations leading up to the execution of this Agreement confidential unless such information (i) was already in the possession of the party receiving the information (the "Receiving Party"), provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other direct or indirect obligation of secrecy to, the party disclosing the information or documents (the "Disclosing Party"), (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives or (iii) becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other direct or indirect obligation of secrecy to, the Disclosing Party. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of

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documents or extracts thereof containing information and data as to another party hereto to be returned to the Disclosing Party which furnished the same or, with respect to information contained in analyses, compilations, studies or other documents or records prepared by the Receiving Party, destroyed (such destruction to be confirmed in writing if requested by the Disclosing Party). In the event that the Receiving Party or any of its Representatives become legally compelled to disclose any such information or documents, the Receiving Party agrees to provide, if practicable, the Disclosing Party with reasonable advance notice under the circumstances prior to any such disclosure to enable the Disclosing Party to seek a protective order or other appropriate remedy. In addition, each party may, at any time, with notice (in advance, if practicable) to the other party, make disclosures of such information and documents as may be required or requested by such party's applicable regulatory authorities. This Agreement shall not be construed to limit in any way either party's ability to consult any tax advisor regarding the tax treatment or tax structure of the Merger or the Bank Combination. These provisions are meant to be interpreted so as to prevent the Merger or the Bank Combination from being treated as offered under "conditions of confidentiality" within the meaning of the Code and the Treasury Regulations thereunder.

                  SECTION 5.3 Reasonable Best Efforts. (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) publicly supporting this Agreement and the Merger and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                      (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) use their reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

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                      (c) In connection with and without limiting the foregoing, the Company shall use its reasonable best efforts to assist Parent's reasonable efforts to effect, subsequent to the Effective Time, the combination (the "Bank Combination") of the Bank with Parent Bank, National Association, or another banking subsidiary of Parent, including causing such banks to enter into a merger agreement, obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities (including the OCC Approval) and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including the OCC Approval), with such Bank Combination to be effective immediately following the Effective Time or at such later time as Parent may determine.

                  SECTION 5.4 Rule 16b-3 Actions. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including derivative securities with respect to Company Common Stock or Parent Common Stock) resulting from the transactions contemplated by Article I and II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or by each individual, if any, who will be so subject, immediately following the Effective Time, with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, in each case to the extent permitted by applicable law and judicial interpretations thereof.

                  SECTION 5.5 Indemnification, Exculpation and Insurance. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of the Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

                      (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company or any of its Subsidiaries or their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

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                      (c) For six years after the Effective Time, the Surviving
Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, that the Surviving Corporation may substitute therefor policies of Parent or its Subsidiaries (including self insurance) containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.5(c) in excess of 150% of the aggregate premiums paid by the Company in 2003 on an annualized basis for such purpose and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to use its reasonable best efforts obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                      (d) The provisions of this Section 5.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other Person named herein and his or her heirs and representatives.

                  SECTION 5.6 Fees and Expenses. Except as otherwise provided in
Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  SECTION 5.7 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any broadly distributed internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may in good faith determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except for any discussions with rating agencies. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  SECTION 5.8 Affiliates. Concurrently with the execution of this Agreement, the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit A hereto of all of the Persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.8 of the Company Disclosure Schedule.
Section 5.8 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use reasonable best efforts to cause each Person added to such schedule after the date hereof to deliver a similar agreement.

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                  SECTION 5.9 Stock Exchange Listing. Parent shall use best
efforts to cause the Parent Common Stock issuable (i) under Article II or (ii) upon exercise of the Company Stock Options assumed pursuant to Section 2.3 to be approved for issuance on the NYSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event on or prior to the Closing Date.

                  SECTION 5.10 Shareholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                  SECTION 5.11 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the ordinary course of business. During such period, the Company shall use reasonably best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

                  SECTION 5.12 Employee Benefits. (a) The Surviving Corporation and its Subsidiaries and/or Parent shall employ as of the Closing Date those Employees who are employed by the Company and its Subsidiaries as of the Effective Time (the "Continuing Employees"), at wage or salary levels, as applicable, at least equal to the wage or salary levels of such Employees as of the date of this Agreement provided that no Continuing Employee shall be, or have the authority of, an officer of such Person unless elected or appointed as such by such Person.

                      (b) Following the Effective Time, the Continuing Employees will participate in Parent's Displaced Employee Assistance Plan on the terms and subject to the conditions of such Plan as in effect from time to time except that (i) Continuing Employees will receive service credit in connection with such plan as provided in Section 5.12(c) and (ii) until the first anniversary of the Closing Date, the amounts payable to Continuing Employees entitled to benefits thereunder shall be based on the schedule included as Section 5.12(b) of the Company Disclosure Schedule; provided that the foregoing shall not apply to any Continuing Employee who as of the Effective Time is covered by a specific employment agreement that is binding upon Parent or the Surviving Corporation. The Company shall terminate all severance plans, policies and agreements, other than those agreements with persons having individual agreements set forth in
Section 3.1(k) of the Company Disclosure Schedule, effective as of the close of business on the day prior to the Closing Date.

                      (c) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, give Continuing Employees full credit for purposes of eligibility,

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vesting and benefit accruals under any employee benefit plans, programs, or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation (other than any defined benefit pension plan (except to the extent expressly described in Section 5.12(g)), retiree medical plan or retiree life insurance plan) for such Continuing Employees' service with the Company or any Subsidiary of the Company (or any predecessor entity) to the same extent recognized by the Company and its Subsidiaries, except as may result in duplication of benefits.

                      (d) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs. Furthermore, if Parent or Surviving Corporation terminates any Company Plan that is a group health plan, it shall permit Continuing Employees who actively participate in group health plan to participate immediately in a comparable group health plan with no gap in coverage, and if Parent or Surviving Corporation terminates any Company Plan that is a group health plan providing benefits to existing retirees of the Company and its Subsidiaries, it shall permit such persons to participate in Parent's retiree medical benefit plans having comparable benefits with no gap in coverage.

                      (e) Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are, in the aggregate, comparable to those plans, programs and arrangements in which they currently participate until such time as Parent transfers and converts (the "Conversion Date") such Continuing Employees to the compensation and employee benefit plans, programs and arrangements maintained by Parent or its applicable Subsidiary. If Parent or Surviving Corporation terminates any Company Plans, it shall permit Continuing Employees to participate in any then existing comparable Parent Plans as promptly as practicable, to the extent Continuing Employees meet the eligibility requirements (taking credited service levels as provided in Section 5.12(c) into consideration). From and after the Conversion Date, Parent shall provide, or shall cause to be provided, to the Continuing Employees compensation and employee benefit plans, programs and arrangements that are no less favorable than those generally provided to similarly situated employees of Parent or its applicable Subsidiary.

                      (f) The Company shall cooperate with Parent in preparing for the transfer and conversion of compensation and employee benefit plans, programs and arrangements, for Employees from those of the Company to those of Parent or its appropriate Subsidiary. Such cooperation shall include, to the extent requested by Parent, (i) distribution to Employees of new employee orientation materials of Parent and ensuring participation by Employees in Parent's orientation meetings, which may be held

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on the premises of the Company or its Subsidiaries, (ii) making best efforts to merge the Raritan Savings Bank 401(k) Savings Plan in RSI Retirement Trust and the Vista Bancorp, Inc. Employee Retirement Savings Plan with and into the UnitedTrust Bank Profit Sharing and 401(k) Plan prior to the Closing Date, (iii) preparing for the merger of the Company's merged 401(k) plan with the PNC Incentive Savings Plan, (iv) taking such actions as may be necessary or desirable to cause, as of the Effective Date, all accrued vested balances of Elective Contribution Accounts (as defined in the Company's Executive Deferred Compensation Plan and Executive Deferred Bonus Plans, as amended, (collectively, the "Company DCP"), to be transferred from the Company DCP to the Parent's Deferred Compensation Plan (the "Parent DCP"), with such funds so transferred, and any future income deferrals that may be made after the Effective Date, to be governed from and after the Effective Date by the terms and conditions of the Parent DCP, and to terminate all other rights under the Company DCP as of the Effective Time, and (v) making best efforts to ensure that Continuing Employees will be in compliance with the applicable employee policies and programs of Parent.

                      (g) If Parent or Surviving Corporation freezes or terminates the Company defined benefit pension plan and/or the Vista defined benefit pension plan, it shall permit all Continuing Employees who participate in such plan to participate in Parent's cash balance defined benefit pension plan as soon as practicable and the terms for their participation in such plan shall be no less favorable than the terms of participation for similarly situated employees of the Parent or its Subsidiaries, and such Continuing Employees shall receive credit for all their years of service with the Company or any Subsidiary of the Company (or any predecessor entity) solely for purposes of eligibility and vesting under such plan but not for benefit accrual; provided, however, that for purposes of calculating any future annual earnings credits under the terms of Parent's cash balance defined benefit pension plan, Continuing Employees' prior service with the Company or any Subsidiary of the Company shall be taken into account.

                      (h) If Parent or Surviving Corporation freezes or terminates the Bank's Profit Sharing and 401(k) Plan (or the Raritan Savings Bank 401(k) Savings Plan or the Vista Bancorp, Inc. Employee Retirement Savings
Plan), or merges such plan into the Parent Incentive Savings Plan, it shall permit all Continuing Employees who participate in such plan to participate as soon as practicable in the Parent Incentive Savings Plan, and the terms for their participation in such plan shall be no less favorable than the terms of participation for similarly situated employees of the Parent or its Subsidiaries.

                      (i) All supplemental retirement income agreements and similar plans, policies, programs or agreements of the Company and its Subsidiaries, as amended or supplemented (each, a "SERP"), shall be fully funded by the Company in accordance with their terms, and, as of the Effective Time, none of the Company, Parent, the Surviving Corporation or any of their Affiliates will thereafter have any further obligations whatsoever in connection with any such SERP.

                      (j) Parent or the Surviving Corporation shall maintain the Company's Director Deferred Compensation Plan of United National Bancorp, dated October 1, 1997, as amended through the date hereof, and the Bank's Director Deferred

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Compensation Plan of UnitedTrust Bank, dated October 1, 1997, as amended through the date hereof, and the Restated Director Deferred Compensation Plan for the Raritan Savings Bank, dated June 1, 1997, as amended through the date hereof, in each case in accordance with the terms thereof.

                      (k) Except as otherwise provided in Article V of this Agreement, Parent and Surviving Corporation shall honor all obligations under the employment and change-in-control agreements set forth in Company Disclosure
Schedule 5.12(k) and shall make the lump-sum payments also set forth in Company Disclosure Schedule 5.12(k) in each case, except to the extent superseded by agreements entered into in connection with entering into this Agreement.

                  SECTION 5.13 Tax Matters. Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and to obtain the Tax opinions described in Sections 6.2(d) and 6.3(c) hereof. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g). Officers of Parent, Merger Sub and the Company shall execute and deliver to McCarter & English, LLP, counsel to the Company, and Wachtell, Lipton, counsel to Parent, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firms, including the effective date of the Form S-4 and the Closing Date, in connection with their respective deliveries of opinions, pursuant to Sections 6.2(d) and 6.3(c) hereof, with respect to the Tax treatment of the Merger.

                  SECTION 5.14 Advisory Board of Parent. Parent shall establish an advisory board (the "Parent Advisory Board") and, prior to the Closing Date, shall offer to each of the members of the Board of Directors of the Company as of the Closing Date an opportunity to become a member of the Parent Advisory Board, subject to entering into an agreement of the type set forth in Section
5.14 of the Parent Disclosure Schedule, , with service on the Parent Advisory Board to commence immediately following the Closing Date. The Parent Advisory Board shall be maintained for a period ending no sooner than two years following the Closing Date. Each Parent Advisory Board member shall receive annual compensation for his or her service on the Parent Advisory Board calculated in accordance with the Advisory Board Charter previously provided to the Company.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

                      (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.


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                      (b) Governmental and Regulatory Approvals. Other than the
filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their Subsidiaries under applicable law or regulation to consummate the Merger and the other transactions contemplated hereby (including, if so determined by Parent in its sole discretion, the Bank Combination), shall have been obtained or made, including approval of the Federal Reserve, the New Jersey Banking Department and, if applicable, the OCC (all such approvals and the expiration of all such waiting periods, the "Requisite Regulatory Approvals").

                      (c) Other Third Party Approvals. All other notices, consents or waivers from third parties (other than Governmental Employees) with respect to the transactions contemplated by this Agreement shall have been made or obtained except as would not reasonably be expected to have a Material Adverse Effect on Parent or the Company

                      (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or, if so determined by Parent in its sole discretion, the Bank Combination; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                      (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

                      (f) Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's shareholders as contemplated by Article II shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  SECTION 6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would reasonably be expected to result in a Material Adverse Effect on the Company, disregarding for these purposes (x) any qualification or exception for, or reference to,

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materiality in any such representation or warranty and (y) any use of the terms
"material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty; and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

                      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, to such effect.

                      (c) Regulatory Condition. No condition or requirement has been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger or, if so determined by Parent in its sole discretion, the Bank Combination that requires the Company or its Subsidiaries to be operated in a manner that, in the good faith belief of the Board of Directors of Parent, would have a Material Adverse Effect on the Company or Parent.

                      (d) Tax Opinion. Parent shall have received the opinion of Wachtell, Lipton, in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.2(d), Wachtell, Lipton may require and rely upon representations contained in certificates of officers of Parent, Merger Sub and the Company.

                  SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Parent shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent, has had or would result in a Material Adverse Effect on Parent, disregarding for these purposes
(x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such


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representation or warranty; and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

                      (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

                      (c) Tax Opinion. The Company shall have received the opinion of McCarter & English, LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, Merger Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.2(d), McCarter & English, LLP may require and rely upon representations contained in certificates of officers of Parent, Merger Sub and the Company.

                  SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.3.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Shareholder Approval (the party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) below shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected):

                      (a) by mutual written consent of Parent and the Company;

                      (b) by either Parent or the Company:

                          (i) if the Merger shall not have been consummated by the date that is twelve months following the date hereof, provided, however, that the right to terminate this Agreement pursuant to this
        Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

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                          (ii) if the Company Shareholder Approval shall not
        have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                          (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

                          (iv) if any Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable;

                      (c) by Parent, if (i) the Company shall have failed to make the Company Recommendation in the Proxy Statement, (ii) the Company shall have effected a Change in the Company Recommendation or (iii) the Company shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Shareholders Meeting in accordance with Section 5.1(d);

                      (d) by Parent, if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (ii) is incapable of being cured by the Company or is not cured within 30 days of written notice thereof; or

                      (e) by the Company, if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within 30 days of written notice thereof.

                      (f) By the Company, if (either before or after the approval of this Agreement by the shareholders of the Company) its Board of Directors so determines at any time during the three business day period commencing with (and including) the Determination Date (as defined in Section 8.3), if both of the following conditions are satisfied:

                          (x) the Determination Date Value (as defined in
        Section 8.3) is less than the product of 0.85 and the Initial Value (as defined in Section 8.3); and

                          (y) (i) the number obtained by dividing the Parent Average Price (as defined in Section 8.3) by $48.84 (such number, the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price (as defined in Section 8.3) as of the Determination Date by $38.70 and subtracting 0.15 from such number (such number less 0.15, the "Index Ratio").

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                  Notwithstanding the foregoing, if the Company elects to
exercise its termination right pursuant to this Section 7.1(f), then during the seventy-two hour period commencing with the receipt by Parent of the notice required pursuant to the last paragraph of this Section 7.1, Parent shall have the option of adjusting the consideration to be paid to the Company shareholders under Section 2.1 by increasing the Aggregate Parent Share Amount by that number of shares of Parent Common Stock equal to the lesser of (i) the quotient obtained by dividing (x) (A) the product of 0.85 and the Initial Value less (B) the Determination Date Value by (y) the Parent Average Price and (ii) the quotient obtained by dividing (x) the Peer Equivalent Value (as defined in Section 8.3) less the Determination Date Value by (y) the Parent Average Price, in each case, rounded up to the nearest whole share.

                  If Parent makes an election contemplated by the preceding sentence within such seventy-two hour period, it shall give prompt written notice to the Company of such election and the revised Aggregate Parent Share Amount, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as Aggregate Parent Share Amount shall have been so modified), and any references in this Agreement to Aggregate Parent Share Amount shall thereafter be deemed to refer to the Aggregate Parent Share Amount as adjusted pursuant to this Section 7.1(f) (together with any additional adjustments pursuant to Section 2.1(e)).

                  SECTION 7.2 Effect of Termination(a) .

                      (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than that the provisions of Section 5.2 (other than the first sentence thereof), Section 5.6, this Section 7.2 and
Article VIII shall survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                      (b) (i) In the event that (A) a Company Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(ii), by Parent pursuant to Section 7.1(c) or by Parent pursuant to Section 7.1(d) as a result of a willful breach by the Company and (B) prior to the date that is twelve (12) months after the date of such termination the Company consummates a Company Takeover Proposal or enters into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal, then the Company shall (1) on the date such Company Takeover Proposal is consummated or such Company Acquisition Agreement is entered into, pay Parent a fee equal to $25 million by wire transfer of same day funds, and (2) within two business days following a written request by Parent, reimburse Parent for all out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including all

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costs (excluding the fees and disbursements of counsel and accountants) incurred in connection with the preparation (including copying and printing) of the Form S-4 and the Proxy Statement and applications to Governmental Entities for the approval of the Merger and the Bank Combination and all listing, filing or registration fees, including fees paid for filing the Form S-4 and the Proxy Statement with the SEC and fees paid for filings with Governmental Entities), by wire transfer of same day funds.

                        (ii) For purposes of this Section 5.6(b), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a bona fide Company Takeover Proposal shall have been made known to the Company or any of its Subsidiaries or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or public announcement shall not have been irrevocably withdrawn not less than five business days prior to the Company Shareholders Meeting. The Company acknowledges that the agreements contained in this Section 5.6(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.6(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.6(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

                  SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

                  SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


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                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and shall expire at the Effective Time and be of no further effect thereafter. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (a) if to Parent or Merger Sub, to

                            The PNC Financial Services Group, Inc.
                            One PNC Plaza
                            249 Fifth Avenue
                            Pittsburgh, Pennsylvania  15222
                            Attention: Mergers & Acquisitions Department Telecopy No.: (412) 762-6238

                            and

                            Attention:  General Counsel
                            Telecopy:  (412) 705-2679


                        with a copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York 10019
                            Telecopy No.: (212) 403-2000
                            Attention:  Edward D. Herlihy, Esq.

                        if to the Company, to

                            United National Bancorp
                            1130 Route 22 East
                            Bridgewater, New Jersey  08807
                            Telecopy No.:  (908) 429-0357
                            Attention:  Thomas C. Gregor

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                        with a copy to:

                            McCarter & English, LLP
                            Four Gateway Center
                            100 Mulberry Street
                            Newark, New Jersey  07102
                            Telecopy No.:  (973) 624-7070
                            Attention:  Todd M. Poland, Esq.

            SECTION 8.3 Definitions. For purposes of this Agreement:

                      (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such Person or one of its Subsidiaries or Affiliates on behalf of third parties, or
(y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an Affiliate of such Person.

                      (b) "Closing Parent Share Value" shall have the meaning set forth in Section 2.1(d)(iv) hereof; provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Parent Share Value shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations.

                      (c) "Determination Date" means the fifth business day prior to the first date on which receipt of the approval of the Federal reserve of the Merger and, if a condition to Closing, the approval of the Bank Combination, without regard to any waiting period in respect thereof; provided, however, that if the Determination Date would occur more than fifteen days prior to the Closing Date, the Determination Date shall mean the third business day prior to the Closing Date. For the avoidance of doubt, there shall be only one Determination Date.

                      (d) "Determination Date Value" means the "Closing Transaction Value" determined in accordance with Section 2.1, but (i) without regard to any adjustments under Section 2.1(e), (ii) calculating such Value using a deemed Closing Parent Share Value equal to the Parent Average Price, and
(iii) calculating such Value using deemed share numbers of 18,822,954 shares of Company Common Stock and 6,551,806 shares of Parent Common Stock.

                      (e) "Executive Officers" shall mean those Persons identified in Section 8.3(d) of the Company Disclosure Schedule.

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                      (f) "Index Price" means the weighted average (weighted in
accordance with the factors listed on Exhibit B hereto) of the closing prices of the companies listed on such Exhibit B, calculated in accordance with such Exhibit B, for the five consecutive trading days ending at the close of trading on the Determination Date.

                      (g) "Initial Value" shall mean $639,980,436.

                      (h) "knowledge" means, (i) with respect to the Company, the knowledge of the individuals listed on Section 8.3(f) of the Company Disclosure Schedule and (ii) with respect to Parent, the knowledge of Parent's executive officers.

                      (i) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its consolidated subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting such Person to a materially greater extent than it affects other Persons in industries in which such Person competes, (iii) any change, effect, event or occurrence relating to the announcement hereof, (iv) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (v) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally.

                      (j) "Parent Average Price" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Parent Common Stock reported on the NYSE Composite Transaction Tape for the five consecutive NYSE trading days ending at the close of trading on the Determination Date, taking into account any Parent Adjustment Event.

                      (k) "Peer Equivalent Value" means the "Closing Transaction Value" determined in accordance with Section 2.1, but (i) without regard to any adjustments under Section 2.1(e), (ii) calculating such Value using a deemed Closing Parent Share Value equal to (x) the Parent Average Price multiplied by
(y) the quotient obtained by dividing (A) the Index Ratio by (B) the Parent Ratio, rounded to the nearest one-ten-thousandth, and (iii) calculating such Value using deemed share numbers of 18,822,954 shares of Company Common Stock and 6,551,806 shares of Parent Common Stock.

                      (l) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                      (m) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing

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body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, however, that (i) any investment account advised or managed by such Person or one of its subsidiaries or Affiliates on behalf of third parties, and
(ii) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent, shall not be deemed a subsidiary of such Person; provided further that, in the case of Parent, "Subsidiary" shall not include any Subsidiary (other than Merger Sub) that would not constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

                      SECTION 8.4 Interpretation. Any reference herein to any requirement of performance by Merger Sub shall be deemed to include the undertaking of Parent to cause such performance. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

                      SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

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                      SECTION 8.6 Entire Agreement; No Third-Party
Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement (including the Confidentiality Agreement dated as of July 18, 2003 between Parent and the Company) and (b) except for the provisions of Section 5.5, which shall inure to the benefit of and be enforceable by the Persons referred to therein, is not intended to confer upon any Person other than the parties any rights or remedies.

                      SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                      SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign Merger Sub's rights and obligations, in whole or in part, under this Agreement to Parent or any other, wholly-owned, direct subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                      SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the non-exclusive personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania or any court of the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                      SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                      SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                      SECTION 8.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly


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agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

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                  IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    The PNC Financial Services Group, Inc.

                                    By /s/ James E. Rohr
                                       -----------------
                                    Name: James E. Rohr
                                    Title: Chairman and Chief Executive Officer


                                    PNC Bancorp Inc.


                                    By /s/ James E. Rohr
                                       -----------------
                                    Name: James E. Rohr
                                    Title: President


                                    United National Bancorp


                                    By /s/ Thomas C. Gregor
                                       --------------------
                                    Name: Thomas C. Gregor
                                          Title: Chairman of the Board,
                                          Chief Executive Officer and President

                                                                    EXHIBIT A

                            Form of Affiliate Letter

                                                          ______________, 2003

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222


Attention:  General Counsel

Ladies and Gentlemen:

         I have been advised that I may be deemed to be an "affiliate" of United National Bancorp, a New Jersey corporation (the "Company"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Merger dated as of August 20, 2003 (the "Merger Agreement"), by and among The PNC Financial Services Group, Inc., a Pennsylvania corporation ("Parent"), PNC Bancorp Inc., a Delaware corporation and a subsidiary of Parent ("Merger Sub") and the Company, the Company plans to merge with and into Merger Sub (the "Merger") with Merger Sub being the surviving corporation. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

         I further understand that, as a result of the Merger, in exchange for shares of common stock, par value $1.25 per share, of the Company ("Company Common Stock") I may receive common stock, par value $5.00 per share, of Parent ("Parent Common Stock").

         I have read this letter and discussed the requirements hereof to the extent I felt necessary with my counsel or counsel for the Company.

         I represent, warrant and covenant with and to Parent that in the event I receive any Parent Common Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such Parent Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), (iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter or interpretive letter from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act, or (iii) I have the right to have the legend set forth in Sections 3 and 4 below removed pursuant to
Section 4 below.

         2. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by me or on my behalf under the Securities Act or, other than as set forth below, to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to me as a result of the Merger and that there will be placed on the certificates, if any, for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and The PNC Financial Services Group, Inc., a copy of which agreement is on file at the principal offices of PNC"

         4. I understand that, unless the transfer by me of the Parent Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates, if any, issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under, or in accordance with an exemption from the registration requirements of, the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs
(3) and (4) above shall be removed by delivery of substitute certificates without such legend and/or any stop transfer instructions will be lifted (A) if one year (or such other period as may be required by Rule 145(d)(2) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) (or any successor thereto) are then available to me, (B) if two years (or such other period as may be required by Rule 145(d)(3) or any successor thereto) shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) (or any successor thereto) are then available to me or (C) if I shall have delivered to Parent (i) a copy of a "no-action" letter or interpretative letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) a written statement from me representing that that the Parent Common Stock represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

         Execution of this letter should not be considered an admission on my part of "affiliate" status as described in the first paragraph of this letter agreement, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                                 Very truly yours,

                                                 By: _______________________
                                                      Name:


Accepted this ____ day of
________________, 2003.

The PNC Financial Services Group, Inc.

By: _____________________________
    Name:
    Title:

                                                                       EXHIBIT B

DOLLARS AND SHARES IN MILLIONS EXCEPT PER SHARE DATA.
----------------------------------------------------------------------------------------------------------------
                                                                                        INITIAL SHARE PRICE:
                                                                                        08/12/03
                                                                                        ------------------------
                                                                                                          WTD by
                                                 Shares              Share            Closing             Shares
Ticker            Company                        Outstanding         Weighting        Price               Out
----------------------------------------------------------------------------------------------------------------
USB               U.S. Bancorp                   1,926.4               0.22            $24.25           $ 5.25
WFC               Wells Fargo & Co.              1,679.5               0.19             50.36             9.51
WB                Wachovia Corp.                 1,332.2               0.15             43.72             6.55
NCC               National City Corp.              614.2               0.07             32.55             2.25
FITB              Fifth Third Bancorp              569.8               0.06             54.39             3.48
BBT               BB&T Corp.                       548.0               0.06             35.50             2.19
KEY               KeyCorp                          420.8               0.05             27.10             1.28
ASO               AmSouth Bancorp.                 350.7               0.04             21.40             0.84
SOTR              SouthTrust Corp.                 337.5               0.04             28.87             1.10
STI               SunTrust Banks, Inc.             281.5               0.03             60.04             1.90
MI                Marshall & Ilsley Corp.          227.3               0.03             30.89             0.79
RF                Regions Financial Corp.          222.7               0.03             35.60             0.89
CMA               Comerica Inc.                    175.3               0.02             47.19             0.93
MTB               M&T Bank Corp.                   119.6               0.01             86.62             1.16
ZION              Zions Bancorp                     89.7               0.01             56.99             0.57
                  ----------------------------------------------------------------------------------------------
                  WEIGHTED INDEX SHARE PRICE                                                            $38.70
----------------------------------------------------------------------------------------------------------------

In the event that any of the bank holding companies listed above (1) ceases to be publicly traded or (2) announces after August 12, 2003 and prior to the Determination Date, a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of August 12,

2003, such company will be removed from this Exhibit B, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. If any company belonging to this group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the August 12, 2003 and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of this Exhibit B.